UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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ANNALY CAPITAL MANAGEMENT, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2018
Annual Meeting of Stockholders
and Proxy Statement

May 23, 2018
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/NLY2018

Dear Fellow Shareholders,

2017 was a year of realization for Annaly. We enter 2018 having made significant progress on a number of key goals and initiatives further strengthening Annaly’s market leadership.

SHAREHOLDER ENGAGEMENT Broad Outreach to Shareholders; Responsive Disclosure Enhancements	Throughout the past year, we have continued to expand the shareholder outreach efforts undertaken since I became CEO in 2015. We’ve redoubled our efforts to engage in meaningful dialogue around critical strategic and governance issues with our shareholders. In 2017, these efforts spanned new and existing investors in the U.S., Canada and Europe and included our inaugural investor day with over 100 participants in attendance. Across our ownership base, we engaged with shareholders representing over 70% of the Company’s institutional ownership. We concluded 2017 with over 170 new institutional investors and our overall institutional shareholder base has increased over 30% since 2014(1). In response to shareholder feedback, and in line with the Company’s ongoing commitment to improved transparency, we’ve added enhanced disclosure to this proxy statement regarding the operating efficiencies of our diversified model, the parameters and makeup of our manager’s executive pay program and our enhanced corporate governance practices. We look forward to your feedback.

HUMAN CAPITAL & OWNERSHIP CULTURE Investing in Intellectual Capital with 125+ New Hires since 2014; 100% of Employees Subject to Stock Ownership Guidelines Have Purchased Annaly Shares	Since the initiation of our diversification strategy in 2014, we have hired over 125 professionals including senior members of our diversified investment and management teams. Many of these professionals – and over 40% of the entire firm – have been asked to purchase predetermined amounts of shares based on criteria including seniority, compensation level and role. I’m pleased that as of March 31, 2018, all individuals either met, or within the applicable period are expected to meet, the stock ownership guidelines. Recently, I voluntarily increased my ownership commitment to $15 million of Annaly shares to further instill an ownership culture at the Firm and to emphasize my belief in the Company and its future.

OPERATIONAL EXCELLENCE 48% More Efficient as a Percentage of Equity; 61% More Efficient than Peers as a Percentage of Assets(2)	While we have made broad and significant investments over the past few years in our investment platforms and financing strategies, we have not asked shareholders to bear the incremental costs for this growth and diversification. We currently operate our multi-strategy model with four distinct investment groups on a highly efficient basis, and our outsized returns are in part attributable to our diversified, scalable model, with an operating expense to equity ratio of 1.68%, 48% lower than the average of our industry peers. As a percentage of assets, this ratio is merely 0.25%, or 61% lower than the average mREIT.

(1)	Shareholder data per Ipreo based on investor filings as of December 31, 2017.
(2)

Represents Annaly’s average operating expense as a percentage of average assets and average equity compared to the Bloomberg mREIT Index (BBREMTG Index) for the year ended December 31, 2017. Analysis includes companies in BBREMTG Index as of December 31, 2017. Operating expense is defined as: (i) for internally-managed peers, the sum of compensation and benefits, general and administrative expenses (“G&A”) and other operating expenses, and (ii) for externally-managed peers and Annaly, the sum of net management fees, compensation and benefits (if any), G&A and other operating expenses.

Annaly Capital Management Inc. 2018 Proxy Statement	3

DURABLE RETURNS 32% TSR, Outperforming Both the S&P 500 and Bloomberg mREIT Index by Nearly 50%(3)	We believe our diversified and scalable model is the predominant reason for our consistent, attractive returns and ability to capitalize on the numerous opportunities we have anticipated. In 2017, we produced a total shareholder return (TSR) of 32%, outperforming both the S&P 500 and the mREIT sector average by nearly 50%. 2017 was the best annual TSR for Annaly in the last decade – a tremendous accomplishment given the rising interest rate environment. Further, since 2014 when we began our diversification strategy, our TSR of 86% far exceeds the 57% return of the S&P 500. In March of 2018, we declared our 18th consecutive quarterly dividend of $0.30.

GOVERNANCE & SOCIAL RESPONSIBILITY Increased Percentage of Women on the Board to 36%; Execution of Long-Term ESG Strategy(4)	Finally, well before ESG (Environmental, Social and Governance) became the popular acronym it is today, we were already highly focused on all aspects of corporate governance. We are very proud of the addition of two new highly qualified directors, Vicki Williams and Katie Beirne Fallon, which brings the percentage of women on the Board to 36%. As another illustration of our commitment to a gender equal workplace, in early 2018, Annaly was named as one of only 103 companies to the Bloomberg Gender Equality Index. The Company has also turned its lens on governance inward, refreshing Committee memberships and Chairmanships, and creating a new Public Responsibility Committee to oversee socially dedicated initiatives - including our joint venture with Capital Impact Partners to support community development for underserved areas. While too many other companies have ignored or are forced to play “catch-up” in these critical areas, Annaly has demonstrated our full commitment to being a market leader in corporate governance.

After 20 years as a publicly-traded company, we have proven our longevity and delivered consistent outperformance while transforming Annaly into an industry leading, diversified “Yield Manufacturer”. Our continuous reflection of the past, self-assessment of the present and strategic planning for the future enables us to be opportunistic rather than reactive. It is humbling to remember where Annaly began and to celebrate the ingenuity and dedication it has taken to get Annaly where it is today. Our performance is attributable to our proprietary model and exceptional people. Each business and every strategic move is the product of our long developed plan. Our architecture is designed to capitalize on the numerous opportunities we are uniquely positioned to realize in the years ahead.

I thank our investors for their support and trust, our Board for its guidance and each one of our employees for their deep commitment to Annaly and its shareholders.

Finally, this year we are excited to hold our Annual Shareholder Meeting online for the first time via live webcast. The more interactive online format also enables us to open our Annual Meeting to shareholders from locations around the world. We look forward to speaking to you then.

Sincerely,
Kevin Keyes
Chairman, Chief Executive Officer & President
April 10, 2018

(3)	Represents total shareholder return (“TSR”) for the year ended December 31, 2017.
(4)	Board composition as of January 1, 2018.

4	Annaly Capital Management Inc. 2018 Proxy Statement

Notice of Annual Meeting of Stockholders

To the Stockholders of Annaly Capital Management, Inc.:

Annaly Capital Management, Inc., a Maryland corporation (“Annaly” or the “Company”), will hold its annual meeting of stockholders (the “Annual Meeting”) on May 23, 2018, at 9:00 a.m. (Eastern Time) online at www.virtualshareholdermeeting.com/NLY2018, to:

1.	Elect three Directors for terms of three years each, one Director for a term of two years and one Director for a term of one year as set forth in the accompanying Proxy Statement;
2.	Approve, on an advisory basis, the Company’s executive compensation; and
3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.

The Company will also transact any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Only common stockholders of record at the close of business on March 26, 2018, the record date for the Annual Meeting, may vote at the Annual Meeting and any postponements or adjournments thereof.

Your vote is very important. Please exercise your right to vote.

The Company’s Board of Directors (“Board”) is soliciting proxies in connection with the Annual Meeting. The Company is sending the Notice of Internet Availability of Proxy Materials (“Notice”), or a printed copy of the proxy materials, as applicable, commencing on or about April 10, 2018.

To view the Proxy Statement and other materials about the Annual Meeting, go to www.annalyannualmeeting.com or www.proxyvote.com.

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted via a live webcast. The Company is excited to embrace the environmentally-friendly virtual meeting format, which it believes will enable increased stockholder attendance and participation. During this virtual meeting, you may ask questions and will be able to vote your shares electronically. You may also submit questions in advance of the Annual Meeting by visiting www.proxyvote.com. The Company will respond to as many inquiries at the Annual Meeting as time allows.

An audio broadcast of the Annual Meeting will also be available to stockholders by telephone toll-free at 1-877-328-2502. If you plan to attend the Annual Meeting online or listen to the telephonic audio broadcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Please note that listening to the audio broadcast will not be deemed to be attending the Annual Meeting, and you cannot vote from such audio broadcast. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will begin at 8:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

If you wish to watch the webcast at a location provided by the Company, the Company’s Maryland counsel, Venable LLP, will air the webcast at its offices located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202. Please note that no members of management or the Board will be in attendance at this location. If you would like to view the Annual Meeting webcast at Venable LLP’s office, please follow the directions for doing so set forth in the “Questions and Answers about the Annual Meeting” section in this Proxy Statement.

By Order of the Board of Directors,
Chief Legal Officer and Secretary
April 10, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 23, 2018.
The Company’s Proxy Statement and 2017 Annual Report to Stockholders are available at www.proxyvote.com.

Annaly Capital Management Inc. 2018 Proxy Statement	5

Proxy Summary

This summary contains highlights about the Company and the Annual Meeting. This summary does not contain all of the information that you should consider in advance of the Annual Meeting, and the Company encourages you to read the entire Proxy Statement and the Company’s 2017 Annual Report on Form 10-K carefully before voting.

2018 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	Wednesday, May 23, 2018 at 9:00 a.m. (Eastern Time)

PLACE:	www.virtualshareholdermeeting.com/NLY2018

RECORD DATE:	Close of business on March 26, 2018

VOTING:	Stockholders are able to vote by Internet at www.proxyvote.com; telephone at 1-800-690-6903; by completing and returning their proxy card; or online at the Annual Meeting

VOTING MATTERS

	Board Vote Recommendation	Page Number
Proposal No. 1: Election of Directors	FOR each Director nominee	19
Proposal No. 2: Approval, on an advisory basis, of the Company’s executive compensation	FOR	45
Proposal No. 3: Ratification of the appointment of Ernst & Young LLP	FOR	49

PARTICIPATE IN THE ANNUAL MEETING

After years of declining attendance by stockholders at Annaly’s in-person annual meetings, the Company is moving to an online format for this year’s Annual Meeting. By hosting the Annual Meeting virtually, Annaly is able to communicate more effectively with its stockholders, enable increased attendance and participation from locations around the world and reduce costs for both the Company and its stockholders. This approach also aligns with the Company’s broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to make statements and ask questions.

VOTING Stockholders are entitled to vote by

INTERNET www.proxyvote.com

TELEPHONE 1-800-690-6903

MAIL completing and returning their proxy card

ONLINE at the Annual Meeting INFORMATION www.annalyannualmeeting.com

You are entitled to participate and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NLY2018. An audio broadcast of the Annual Meeting will also be available to stockholders by telephone toll-free at 1-877-328-2502. If you plan to attend the Annual Meeting online or listen to the telephonic audio broadcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Please note that listening to the audio broadcast will not be deemed to be attending the Annual Meeting and you cannot vote from such audio broadcast. Stockholders can access Annaly’s interactive pre-meeting forum, where you can submit questions in advance of the Annual Meeting and view copies of the Company’s proxy materials, by visiting www.proxyvote.com.

If you wish to watch the webcast at a location provided by the Company, the Company’s Maryland counsel, Venable LLP, will air the webcast at its offices located at 750 E. Pratt Street, Suite 900, Baltimore, MD 2102. Please note that no members of management or the Board will be in attendance at this location. If you wish to view the Annual Meeting via webcast at Venable LLP’s office, please complete the Reservation Request Form found at the end of this Proxy Statement. For additional information on the Annual Meeting, and for copies of the Company’s Proxy Statement and 2017 Annual Report, please visit Annaly’s Annual Meeting informational website at www.annalyannualmeeting.com.

6	Annaly Capital Management Inc. 2018 Proxy Statement

Proxy Summary

ANNALY AT A GLANCE
NLY New York Stock Exchange Traded	1997 Initial Public Offering	$15 billion(1) Largest mortgage REIT in the world

The Company has been externally-managed by Annaly Management Company LLC (the “Manager”) since July 2013. The Manager is responsible for managing the Company’s affairs pursuant to a management agreement. The Manager pays all of the compensation, including benefits, to its employees (which include the named executive officers (“NEOs”) other than Mr. Keyes, who receives no compensation for his services as the Company’s Chief Executive Officer (“CEO”), but has an interest in the management fee as an indirect equityholder of the Manager). Although certain personnel (but none of the NEOs) are employed by subsidiaries of the Company for regulatory or corporate efficiency reasons, all compensation and benefits paid to such personnel by these subsidiaries reduce, on a dollar-for-dollar basis, the management fee the Company pays to the Manager. As of December 31, 2017, the Manager had 146 employees and Annaly’s subsidiaries collectively had six employees. For ease of reference, throughout this Proxy Statement, the NEOs and the other employees of the Manager, together with employees of Annaly’s subsidiaries, are sometimes referred to as Annaly’s employees.

RECENT OPERATING ACHIEVEMENTS
Performance	Capital Raising	Dividends

32% Total Shareholder Return in 2017, the single best year in the last decade	$2.8 billion of capital raised across common and preferred markets over 6 months(2)	$1.4 billion Common and preferred dividends declared in 2017; Q1 represents the 18th consecutive quarter of a $0.30 dividend(3)

Diversification	Optionality	Efficiency

24% Capital dedicated to credit assets at the end of 2017, an increase from 11% in 2014	36 Available investment options is nearly 3x more than in 2013	48% Lower operating expense as a percentage of equity than the mREIT index in 2017(4)

Alignment	Financing	Human Capital

$5.9 million of common stock purchased by Annaly’s NEOs in 2017(5), with the CEO voluntarily increasing his stock ownership commitment to $15 million	7 New financing relationships as part of initiative to broaden and diversify counterparties	27 New hires in 2017, bringing total new hires since 2014 to 125+, including several members of management
(1)	Represents capital as of December 31, 2017.
(2)	Capital raising total proceeds include $425 million preferred offering completed in January 2018. Gross proceeds are before deducting underwriting discounts and other offering expenses.
(3)	The first quarter 2018 common stock cash dividend was declared on March 15, 2018 and is payable on April 30, 2018.
(4)

Represents the percentage difference of Annaly’s operating expense as a percentage of average equity vs. the BBREMTG for 2017. Operating expense is defined as: (i) for internally-managed BBREMTG members, the sum of compensation & benefits, general & administrative expenses and other operating expenses, and (ii) for externally-managed BBREMTG members, the sum of net management fees, compensation & benefits (if any), general & administrative expenses and other operating expenses.

(5)	Includes dividend reinvestments.

Annaly Capital Management Inc. 2018 Proxy Statement	7

Proxy Summary

ANNALY’S DIVERSIFIED INVESTMENT STRATEGY

Diversification is a key component of the Annaly strategy. Since 2014, Annaly has diversified its business model by investing in credit assets, which complement the Company’s primary portfolio of interest rate sensitive investments. This strategy is designed to achieve stable risk-adjusted earnings and book value performance over various interest rate and economic cycles by pairing shorter duration floating-rate credit securities with the Company’s longer duration, fixed-rate agency portfolio. Annaly now has four distinct investment groups, which provide access to over 36 investment options and structures. While managing investment decisions, the Company combines a robust capital allocation process with careful risk management. This process enables Annaly to take advantage of market fluctuations and inefficiencies and rotate into credit markets when dislocations occur and pricing is attractive on a risk-adjusted, relative value basis.

Agency	Residential Credit	Commercial Real Estate	Middle Market Lending

Invests in agency MBS collateralized by residential mortgages, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae	Invests in non-agency residential mortgage assets within securitized product and whole loan markets	Originates and invests in commercial mortgage loans, securities, and other commercial real estate debt and equity investments	Provides financing to private equity backed middle market businesses across the capital structure

	Assets[1]	Capital[2]

$107.3bn | $11.6bn	$2.8bn | $1.6bn	$2.0bn | $1.1bn	$1.0bn | $0.8bn
Sector Rank[3]
#1/6	#6/18	#4/12	#14/42
Strategy
Countercyclical/ Defensive	Cyclical/Growth	Cyclical/Growth	Countercyclical/ Defensive

Levered Returns[4]
9%-10%	8%-11%	7%-10%	9%-11%
(1)

Agency assets include to be announced (“TBA”) purchase contracts (market value) and mortgage servicing rights (“MSRs”). Residential Credit and Annaly Commercial Real Estate (“ACREG”) assets include only the economic interest of consolidated variable interest entities (“VIEs”).

(2)	Dedicated capital includes TBA purchase contracts, excludes non-portfolio related activity and varies from total stockholders’ equity.
(3)

Sector rank compares Annaly dedicated capital in each of its four investment groups as of December 31, 2017 (adjusted for price to book as of December 31, 2017) to the market capitalization of the companies in each respective comparative sector as of December 31, 2017. Comparative sectors used for Agency, Residential Credit and Commercial Real Estate ranking are their respective sector within the BBREMTG as of December 31, 2017. Comparative sector used for Middle Market Lending ranking is the S&P BDC Index.

(4)

Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and financing terms for prospective investments of the same, or a substantially similar, nature in each respective group.

8	Annaly Capital Management Inc. 2018 Proxy Statement

Proxy Summary

The Company has 36 investment options across its four investment groups, which is nearly three times more than in 2013 and up from 26 options at the end of 2015.

Number of Available Investment Options

DIVIDENDS

From Annaly’s IPO in 1997 through December 31, 2017, the Company has declared over $16 billion in common and preferred dividends to its stockholders. In 2017, Annaly declared over $1.4 billion in common and preferred dividends.

$16 billion The cumulative dividends Annaly has delivered to stockholders since its IPO	$1.4 billion of common and preferred dividends delivered to stockholders in 2017	18 Consecutive quarters of a $0.30 dividend through Q1 2018

Cumulative Dividends Declared since Annaly’s IPO

Annaly Capital Management Inc. 2018 Proxy Statement	9

Proxy Summary

DELIVERING SIGNIFICANT VALUE FOR STOCKHOLDERS

12.4%(1) Economic return in 2017, which represents the change in book value plus dividends declared over the year	32% Total shareholder return in 2017, the single best year in the last decade	883% Total shareholder return since Annaly’s IPO (including reinvestment of dividends)

Since 2014 (the first full year the Company was externally-managed, as more fully described in “Management Structure” on page 38), Annaly has performed well against relevant benchmarks. As illustrated by the graphs below, shares of the Company’s common stock (including reinvestment of dividends) have returned significant value to stockholders over the long term relative to both the Company’s mREIT peers and other yield-focused investments.

Total Shareholder Return since 2014(2)

2017 Total Shareholder Return(2)

(1)	Economic return is shown for full year 2017 and represents change in book value plus dividends declared over prior period book value.
(2)

Source: Bloomberg. mREITs represent BBREMTG Index. Utilities represent the Russell 3000 Utilities Index. MLPs represent the Alerian MLP Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index. S&P represents the S&P 500 index. Note: Total shareholder return shown for period of December 31, 2013 to December 31, 2017 in top graph. Total shareholder return shown for period of December 31, 2016 to December 31, 2017 in bottom graph.

10	Annaly Capital Management Inc. 2018 Proxy Statement

Proxy Summary

STOCKHOLDER OUTREACH AND RESULTS OF 2017 SAY-ON-PAY VOTE

7 Non-deal roadshows across the U.S., Canada and Europe	72 One-on-one meetings and phone calls with stockholders	100+ Participants attended Annaly’s inaugural Investor Day

The Company is committed to ongoing engagement with both retail and institutional stockholders through a wide range of mediums. These engagement efforts have yielded meaningful feedback on a variety of topics, including the Company’s diversified investment strategy and its corporate governance, compensation and management structures.

Following the results of Annaly’s 2017 advisory resolution on executive compensation (commonly known as a “Say-on-Pay” vote), which received support from 69% of votes cast, the Company continued its multi-pronged outreach campaign to solicit feedback from key stakeholders on a number of issues, including the Manager’s executive compensation program and proposed compensation disclosure for 2018, board composition and refreshment and corporate social responsibility initiatives.

Stockholder Engagement Efforts in 2017

Outreach included approximately	Outreach included approximately	Management hosted meetings with investors representing

The Company’s stockholder outreach efforts to solicit feedback on the Manager’s executive compensation program and the Company’s proposed disclosure were complemented by related initiatives, including:

■	Analysis of market practices at peer companies
■	Advice from compensation consultants
■	Attendance at investor conferences
■	Discussions with proxy advisory services and corporate governance research firms

These stockholder engagement efforts generated significant feedback for both the Board and management and resulted in a number of enhancements to corporate governance and compensation practices and disclosures. Annaly’s stockholders have been extremely instrumental to, and supportive of, these governance and disclosure enhancements and the Company looks forward to continuing to find innovative ways to engage over the course of 2018 and beyond.

Annaly Capital Management Inc. 2018 Proxy Statement	11

Proxy Summary

STOCKHOLDER ENGAGEMENT

WHAT THE COMPANY HEARD	WHAT THE COMPANY DID
Improve Disclosure to Enable Fully Informed Say-on-Pay Vote
■Provided additional clarity and transparency on the Manager’s executive compensation program, including disclosure of:
■the portion of the management fee that is allocated to NEO compensation paid by the Manager
■of this compensation, the portion of fixed vs. variable/incentive pay
■the metrics utilized to measure performance to determine variable/ incentive pay

Further Increase Alignment of Senior Executives with Stockholders
■CEO voluntarily increased his stock ownership commitment to $15 million (from his existing requirement of $10 million) and pledged to meet this amount through open market purchases within three years
■Other members of senior management, including the Chief Investment Officer, Chief Credit Officer, Chief Financial Officer and Chief Legal Officer, also committed to voluntarily increase their stock ownership positions beyond the amounts required under their applicable stock ownership guidelines

Focus on Board Refreshment and Diversity
■Adopted an enhanced Board self-evaluation process that includes annual assessments of the full Board, each Board committee and individual Directors, which will be facilitated by an external evaluator on a periodic basis
■Assessed all Directors to ensure continued match of skills against the Company’s needs
■Refreshed Board Committee memberships and chairmanships
■Appointed 2 new highly qualified Directors to the Board as of January 1, 2018
■Doubled the number of women Directors (from 2 to 4) as a result of these appointments
■36% of Directors are women
■4 of 11 Directors have tenure of less than 5 years

Elevate Board Education
■Board became a Full Board Member of the National Association of Corporate Directors (NACD), which gives Directors access to an extensive menu of board education programs, along with research on governance trends and board practices

Expand Corporate Social Responsibility
■Created Public Responsibility Committee of the Board to provide oversight of corporate philanthropy, culture and reputation, social impact investments and initiatives related to sustainability and public policy
■The Company partnered with Capital Impact Partners to launch a new joint venture dedicated to supporting community development in underserved cities across the country
■Recognized in the 2018 Bloomberg Gender-Equality Index, reflecting the Company’s commitment to creating a gender equal workplace

Increase Opportunities for Stockholder Engagement
■Hosted first investor day with over 100 attendees
■Moving to an online format for the Annual Meeting to enable increased stockholder attendance and participation
■Established interactive pre-meeting forum, where stockholders can submit questions in advance of the Annual Meeting

12	Annaly Capital Management Inc. 2018 Proxy Statement

Proxy Summary

ENHANCED DISCLOSURE ON THE MANAGER’S EXECUTIVE COMPENSATION PROGRAM

89.7% of NEO compensation was variable and paid in the form of performance-based cash incentive bonuses	10.3% of NEO compensation was paid in the form of fixed base salaries	16.2% of the aggregate management fees paid to the Manager were allocated by the Manager as NEO compensation

Over the last two years, the Company has engaged in extensive outreach to understand the information stockholders need in order to fully evaluate the Manager’s executive compensation program for purposes of making an informed Say-on-Pay vote. In response to this feedback, the Manager has provided the information below about the compensation it paid to the NEOs for 2017.

■

With the exception of Mr. Keyes (who does not receive any direct or indirect compensation from the Manager or the Company for his services as the Company’s CEO, but does have an interest in the fees paid to the Manager as an indirect equityholder of the Manager), each of the NEOs received a base salary and a performance-based cash incentive bonus for 2017.

■

During 2017, the NEOs as a group received aggregate salaries of $2.8 million and aggregate performance-based cash incentive bonuses of $23.9 million from the Manager. These amounts collectively represent 16.2% of the aggregate management fees the Company paid to the Manager during 2017. On an aggregated basis, the NEOs received 10.3% of their total compensation in the form of base salaries and the remaining 89.7% in the form of performance-based cash incentive bonuses.

■

In determining the cash bonuses it paid to the NEOs for 2017, the Manager considered achievement of both rigorous Company performance metrics,(1) including core return on equity, core return on assets, and operating expenses as a percentage of average equity, along with individual performance objectives.

■

The Manager considered a list of specified peer companies (set forth on page 44 under “Company Market Data”), together with advice from the Manager’s compensation consultants, to develop appropriate compensation packages for the NEOs.

For additional information about the Manager, the management agreement and executive compensation, see “Certain Relationships and Related Party Transactions,” “Management Structure”, “Compensation Paid by the Manager to the Named Executive Officers” and “Compensation Discussion and Analysis.”

(1)

Each of the core performance metrics referred to in this Proxy Statement, including core return on equity and core return on assets, excludes the premium amortization adjustment, which represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

Annaly Capital Management Inc. 2018 Proxy Statement	13

Proxy Summary

THE MANAGER AND THE MANAGEMENT AGREEMENT

1.05% The Manager receives a fee equal to 1.05% of the Company’s stockholders’ equity	29% Annaly’s management fee is 29% lower than the industry average of 1.48%(1)	$276 million Approximate compensation savings since the Externalization in July 2013(2)

■	All of the NEOs are indirect owners and/or employees of the Manager
■

With the exception of Mr. Keyes, each of the other NEOs receives compensation paid by the Manager. Mr. Keyes receives no compensation for his services as CEO, although, as an indirect equityholder of the parent of the Manager, Mr. Keyes has an interest in the fees paid to the Manager

■

The Manager is responsible for the compensation of its employees (including the NEOs other than Mr. Keyes) who provide services to the Company. Annaly does not pay any cash or equity compensation to its executive officers, does not provide pension benefits, perquisites or other personal benefits, and has no employment agreements or arrangements to pay any cash severance upon their termination or a change in control of the Company

■

The Manager receives a flat management fee equal to 1.05% of the Company’s stockholders’ equity (as defined in the Management Agreement), which is used by the Manager to, among other things, pay the compensation and benefits of the Manager’s employees (including the NEOs). However, the Company does not determine the compensation payable by the Manager to the NEOs, the Company does not allocate any specific portion of the management fee it pays to the compensation of the NEOs, nor does the Company reimburse the Manager for the cost of such compensation

■	For 2017, the management fee was approximately $164.3 million

Over the past several years, the Manager has made significant investments in personnel corresponding to the diversification of its investment strategy into more people-intensive asset classes (including Residential Credit, Commercial Real Estate and Middle Market Lending assets), as well as to corporate infrastructure enhancements. These investments include the build out of teams for the Agency, Residential Credit, Commercial Real Estate and Middle Market Lending groups, and significant hires in business support functions, such as Risk Management, Legal and Compliance, Finance and Information Technology, among others.

Investment in Annaly’s People

91	96%
Dedicated staff supporting best-in-class Risk Management, Technology, Legal, Finance and Business Development functions	of employees feel Annaly is committed to exceeding stockholder expectations, compared to the Financial Services average of 88%(3)

10	7
Internal development programs in place with 100% employee participation	Management committees with broad representation designed to provide guidance and oversight

The costs of these personnel expansions and improvements have been paid by the Manager rather than by the Company. Unlike a number of other externally-managed REITs, Annaly does not reimburse the Manager for any portion or subset of employment costs, all of which are borne by the Manager. An increase to these costs does not result in any increase to the management fee, which is a fixed percentage of stockholders’ equity as described above.

Despite the costs associated with the diversification of its investment strategy, the Manager has continued to operate the business in an efficient manner with appropriately scaled operating costs (including the management fee). As illustrated by the table below, Annaly’s average operating expense levels have remained significantly lower than both its internally- and externally-managed mREIT peers over the last six years.

(1)

The “industry average” reflects the average management fee of all externally-managed companies (excluding Annaly) included in the BBREMTG Index as of December 31, 2017. For additional information, including assumptions, about this calculation, please see “Management Agreement Terms” on pages 38 - 39.

(2)	For additional information, including assumptions, about this calculation, please see “Continued Cost Savings Related to the Externalization” on page 40.
(3)

“Financial Services” average is provided by Perceptyx based on a cross section of global and domestic banks, credit card companies, insurance companies, accountancy companies, consumer finance companies, stock brokerages, and investment funds.

14	Annaly Capital Management Inc. 2018 Proxy Statement

Proxy Summary

Operating Expense as a Percentage of Average Equity(1)

	2012	2013	2014	2015	2016	2017	Average
	1.45%	1.66%	1.61%	1.58%	1.65%	1.68%	1.61%
Internally-Managed Peers	2.71%	3.95%	3.92%	3.68%	2.14%	2.10%	3.08%
Externally-Managed Peers	2.38%	3.06%	3.55%	3.82%	4.36%	4.00%	3.53%
mREIT Index	2.33%	3.30%	3.62%	3.80%	3.53%	3.25%	3.30%

For additional information about the Manager, the management agreement and executive compensation, see “Certain Relationships and Related Party Transactions,” “Management Structure”, “Compensation Paid by the Manager to the Named Executive Officers” and “Compensation Discussion and Analysis.”

GOVERNANCE TIMELINE

Annaly Strives for Best-in-Class Governance Practices

2013	■Annaly’s proposal to be externally managed received 83% support from stockholders	■Added new Independent Director

2014	■Enhanced financial disclosure, including additional financial metrics	■Added new Independent Director

2015	■Robust Lead Independent Director role created ■Established Risk Committee ■Detailed succession planning process with Board	■Kevin Keyes appointed as CEO ■Initiated extensive investor outreach

2016	■Adopted broad-based stock ownership guidelines for employees ■Increased Board ownership guidelines	■Adopted clawback policy for external manager ■Adopted anti-pledging policy ■Adopted four-year stock holding period

2017
■Established a new Public Relations Committee; rotated Board Committee chairs and members
■Launched social impact investing joint venture
■Inclusion of Board skills matrix in proxy statement
■Joined Council of Institutional Investors (CII) as corporate member

■Designated second Audit Committee financial expert
■Joined National Association of Corporate Directors (NACD) as Full Board Member
■NEOs voluntarily committed to increase stock ownership positions
■Hosted inaugural Investor Day
■Launched Women's Interactive Network

2018
■Added 2 Independent Directors
■Virtual meeting format for Annual Meeting
■Adopted enhanced Board evaluation process, including individual directors assessments and periodic use of external facilitator
■Enhanced compensation and other disclosure in proxy statement ■Included in the 2018 Bloomberg Gender-Equality Index
(1)

Source: Company Filings, SNL and Bloomberg. Averages are market weighted based on market capitalization as of December 31st of each respective year. Note: Internally-Managed Peers and Externally-Managed Peers represent the respective internally- and externally-managed members of the BBREMTG Index as of December 31st of each respective year. The average for each excludes Annaly and companies during years in which they became public or first listed. Operating Expense is defined as: (i) for Internally-Managed Peers, the sum of compensation & benefits, general & administrative expenses and other operating expenses, and (ii) for Externally-Managed Peers and Annaly, the sum of net management fees, compensation & benefits (if any), general & administrative expenses and other operating expenses. Annaly’s 2016 operating expenses exclude costs of $49 million related to the Company’s acquisition of Hatteras Financial Corp.

Annaly Capital Management Inc. 2018 Proxy Statement	15

Proxy Summary

BOARD COMPOSITION AND REFRESHMENT

4 of 11 Directors have tenure of less than 5 years	82% of Annaly’s Board of Directors is comprised of Independent Directors with deep and diverse expertise	36% of Annaly’s Board of Directors are women

The Nominating/Corporate Governance Committee (the “NCG Committee”) of the Board seeks to achieve a balance of knowledge, experience and capability on the Board. Newer Directors offer fresh ideas and perspectives, while deeply experienced Directors bring extensive knowledge of the Company’s complex operations. On an annual basis, the NCG Committee evaluates the Board’s overall composition, including Director tenure and rigorously evaluates all Directors to ensure a continued match of their skill sets against the needs of the Company. This assessment also informs Board succession planning, and contributed to the appointment, effective January 1, 2018, of two new Independent Directors (Katie Beirne Fallon and Vicki Williams) with skills that complement the Company’s highly qualified Board. The table below summarizes key qualifications, skills, and attributes most relevant to the Directors’ service on the Board. For additional information about individual Director’s qualifications and experience, please see the Director biographies beginning on page 20.

Board Skill / Experience Summary

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Corporate Governance at Annaly

(1)	Represents the percentage difference of operating expense as a percentage of average equity for Annaly vs. the BBREMTG average for 2017.
(2)

Represents the percentage difference of operating expense as a percentage of average assets for Annaly vs. the BBREMTG average for 2017. Notes: Operating Expense is defined as: (i) for internally-managed BBREMTG members, the sum of compensation & benefits, general & administrative expenses and other operating expenses, and (ii) for externally-managed BBREMTG members (including Annaly), the sum of net management fees, compensation & benefits (if any), general & administrative expenses and other operating expenses.

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Corporate Governance at Annaly

PROPOSAL 01
Election of Directors

The Company has three classes of Directors. At the Annual Meeting, stockholders will vote to elect three Class I Directors (Wellington J. Denahan, Michael Haylon and Donnell A. Segalas), whose terms will expire at the annual meeting of stockholders in 2021 (“2021 Annual Meeting”), one Class III Director (Katie Beirne Fallon, who was appointed to the Board, effective January 1, 2018), whose term will expire at the annual meeting of stockholders in 2020 (“2020 Annual Meeting”), and one Class II Director (Vicki Williams, who was appointed to the Board, effective January 1, 2018), whose term will expire at the annual meeting of stockholders in 2019 (“2019 Annual Meeting”), each subject to the election and qualification of his or her successor or to his or her earlier death, resignation or removal. Other than Ms. Williams and Ms. Fallon, the terms of the other Class II and Class III Directors expire at the 2019 Annual Meeting and the 2020 Annual Meeting, respectively, and will not be voted upon at the Annual Meeting. The table below provides summary information about each of the Directors.

The Board has nominated and recommends a vote FOR each of Wellington J. Denahan, Michael Haylon and Donnell A. Segalas as Directors to hold office until the 2021 Annual Meeting, FOR Katie Beirne Fallon as a Director to hold office until the 2020 Annual Meeting, and FOR Vicki Williams as a Director to hold office until the 2019 Annual Meeting. Unless you specify a contrary choice, the persons named in the enclosed proxy will vote in favor of these nominees. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Name	Age	Principal Occupation	Independent	Committees
Wellington J. Denahan	54	Former Executive Chairman	No	■PR
		Annaly Capital Management, Inc.		■Risk
Michael Haylon	60	Managing Director	Yes	■Audit
		Conning, Inc.		■Risk
Donnell A. Segalas	60	Chief Executive Officer and	Yes	■Compensation
		Managing Partner		(Chair)
		Pinnacle Asset Management, L.P.		■NCG
				■PR

Kevin G. Keyes	50	Chairman, Chief Executive Officer	No
		and President
		Annaly Capital Management, Inc.
Kevin P. Brady	62	Chief Executive Officer	Yes	■Audit (Chair)
		ARMtech, LLC		■NCG
				■Risk
E. Wayne Nordberg	79	Chairman	Yes	■Audit
		Hollow Brook Wealth Management, LLC		■Compensation
				■NCG
Vicki Williams	45	Senior Vice President Compensation,	Yes	■Audit
		Benefits and HRIS		■Compensation
		NBCUniversal

Francine J. Bovich	66	Former Managing Director	Yes	■NCG (Chair)
		Morgan Stanley Investment Management		■PR
Katie Beirne Fallon	42	Global Head of Corporate Affairs	Yes	■NCG
		Hilton Worldwide Holdings Inc.		■PR
Jonathan D. Green*	71	Former Vice Chairman	Yes	■PR (Chair)
		Rockefeller Group		■Compensation
				■Risk
John H. Schaefer	66	Former President and	Yes	■Risk (Chair)
		Chief Operating Officer		■Audit
		Morgan Stanley Global Wealth Management		■Compensation
*	Lead Independent Director. For more details, see page 30.

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CLASS I DIRECTORS

Wellington J. Denahan
Director since 1997 Committees PR, Risk	Ms. Denahan co-founded Annaly in 1996 and has served as a Director since that time. Until December 2017, Ms. Denahan served as Chairman of the Board of Annaly (from November 2012) and Executive Chairman of Annaly (from September 2015). Previously, Ms. Denahan served as Chief Executive Officer of Annaly from November 2012 to September 2015 and as Co-Chief Executive Officer of Annaly from October 2012 to November 2012. Ms. Denahan was Annaly’s Chief Operating Officer from January 2006 to October 2012 and Chief Investment Officer from 2000 to November 2012. Ms. Denahan received a B.S. in Finance from Florida State University.
Director Qualification Highlights
The Board believes that Ms. Denahan’s qualifications include her significant oversight experience related to fixed income trading operations through years of serving as Annaly’s Chief Operating Officer and Chief Investment Officer, her industry experience and expertise in the mortgage-backed securities markets, and her operational expertise, including her service as Annaly’s former Chief Executive Officer.

Michael Haylon
Director since 2008 Committees Audit, Risk	Mr. Haylon has served as Managing Director and Head of Asset Management Sales, Products and Marketing at Conning, Inc., a global provider of investment management solutions, services and research to the insurance industry, since December 2014. Mr. Haylon previously served as Managing Director and Head of Investment Products at Conning, Inc. from January 2012 until December 2014. From September 2010 to December 2011, Mr. Haylon served as Head of Investment Product Management at General Re – New England Asset Management. He was Chief Financial Officer of the Phoenix Companies, Inc. from 2004 until 2007, and Executive Vice President and Chief Investment Officer of the Phoenix Companies in 2002 and 2003. From 1995 until 2002, he held the position of Executive Vice President of Phoenix Investment Partners, Ltd., a NYSE-listed company, and President of Phoenix Investment Counsel, where he was responsible for the management and oversight of $25 billion in closed-end and open-end mutual funds, corporate pension funds and insurance company portfolios. From 1990 until 1994, he was Senior Vice President of Fixed-Income at Phoenix Home Life Insurance Company. From 1986 until 1990, he was Managing Director at Aetna Bond Investors where he was responsible for management of insurance company and pension fund portfolios. From 1980 until 1984, he was a Senior Financial Analyst at Travelers Insurance Companies. He began his career in 1979 in the commercial lending program at Philadelphia National Bank. Mr. Haylon has previously served on the boards of Aberdeen Asset Management and Phoenix Investment Partners. Mr. Haylon received a B.A. from Bowdoin College and a M.B.A. from the University of Connecticut.
Director Qualification Highlights
The Board believes that Mr. Haylon’s qualifications include his significant leadership and management experience from his years of management and oversight of large financial asset portfolios, his prior board experience with other companies and his expertise in financial matters.

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Donnell A. Segalas
Director since 1997 Committees Compensation (Chair), NCG, PR	Mr. Segalas has served as the Chief Executive Officer and a Managing Partner of Pinnacle Asset Management L.P., a New York-based alternative asset management firm, since 2003. Additionally, Mr. Segalas is a member of Pinnacle’s Investment Committee and sits on the boards of its offshore funds. Prior to joining Pinnacle, Mr. Segalas was Executive Vice President and Chief Marketing Officer for Alternative Investment Products at Phoenix Investment Partners. Mr. Segalas is a member of the Nantucket Historical Society. He received a B.A. from Denison University.
Director Qualification Highlights
The Board believes that Mr. Segalas’s qualifications include his significant experience from his years of investing and managing private and public investment vehicles and his experience serving on investment and executive committees of other companies.

CLASS II DIRECTORS

Kevin G. Keyes
Director since 2012 Chairman of the Board	Mr. Keyes serves as Annaly’s Chairman, Chief Executive Officer and President. Mr. Keyes has served as Chairman since January 2018, Chief Executive Officer since September 2015 and President since October 2012. Previously, Mr. Keyes served as Chief Strategy Officer and Head of Capital Markets of Annaly from September 2010 until October 2012. Prior to joining Annaly as a Managing Director in 2009, Mr. Keyes worked for 20 years in senior investment banking and capital markets roles. From 2005 until 2009, Mr. Keyes served in senior management and business origination roles in the Global Capital Markets and Banking Group at Bank of America Merrill Lynch. Prior to that, he worked at Credit Suisse First Boston from 1997 until 2005 in various capital markets origination roles and Morgan Stanley Dean Witter from 1990 until 1997 in the Mergers and Acquisitions Group and Real Estate Investment Banking Group. Mr. Keyes received a B.A. in Economics and a B.S. in Business Administration (ALPA Program) from the University of Notre Dame.
Director Qualification Highlights
The Board believes that Mr. Keyes brings to the Board a deep understanding of issues that are important to the Company’s growth through his roles as Annaly’s Chairman, CEO and President, and has demonstrated leadership qualities, management capability, business and industry knowledge and a long-term strategic perspective. In addition, Mr. Keyes’ qualifications include over 20 years of experience as an investment banking and equity capital markets professional.

Kevin P. Brady
Director since 1997 Committees Audit (Chair), NCG, Risk	Mr. Brady has served as the Chief Executive Officer of ARMtech, LLC, a venture capital firm he founded that invests and incubates technology start-ups, since 2007. ARMtech’s current portfolio includes companies in the financial reporting and data spaces. Prior to ARMtech, Mr. Brady founded TaxStream, a software company that specialized in financial reporting, tax and internal controls for multinational corporations. Mr. Brady served as Chief Executive Officer of TaxStream from 2002 to 2008, when the company was sold to Thomson-Reuters. Mr. Brady previously worked for eight years at PricewaterhouseCoopers in New York City, where he consulted on M&A transactions and international tax issues. He was awarded a patent from the U.S. Patent and Trademark Office for the invention of the TaxStream product. Mr. Brady received a B.A. from McGill University, a M.B.A. from New York University and is a Certified Public Accountant (inactive).
Director Qualification Highlights
The Board believes that Mr. Brady’s qualifications include his expertise in financial and accounting matters as well as his significant experience managing systems and companies focusing on the financial accounting market.

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E. Wayne Nordberg
Director since 2004 Committees Audit, Compensation, NCG	Mr. Nordberg has served as Chairman of Hollow Brook Wealth Management, LLC, a SEC-registered investment advisor that manages or advises $900 million of investment assets, since 2008. From 2003 to 2008, Mr. Nordberg served as a senior director of Ingalls & Snyder LLC, an NYSE member and registered investment advisor. From 1998 to 2002, Mr. Nordberg served as Vice Chairman of the board of KBW Asset Management, Inc., an affiliate of Keefe, Bruyette, & Woods, Inc., a registered investment advisor. From 1988 to 1998, he served in various capacities for Lord Abbett & Co., a mutual fund company, including as partner and director of its family of funds. He is a member of the Financial Analysts Federation and the New York Society of Security Analysts and is a Trustee of the Atlantic Salmon Federation, the American Museum of Fly Fishing and the National Wildlife Federation Endowment Fund. Mr. Nordberg is also a director of PetroQuest Energy, Inc. and Reaves Utility Income Fund, both NYSE-listed companies. Mr. Nordberg received a B.A. from Lafayette College, where he is a trustee emeritus.
Director Qualification Highlights
The Board believes that Mr. Nordberg’s qualifications include his significant experience in serving at a senior executive level with a SEC-registered investment advisor, his experience as a director of an asset management company and his service as a board member of other public companies.

Vicki Williams
Director since 2018 Committees Audit, Compensation	Ms. Williams has served as Senior Vice President, Compensation, Benefits and HRIS at NBCUniversal, a multinational media conglomerate, and has over 17 years of compensation and governance experience. In addition to overseeing Compensation, Benefits and HRIS, she also oversees human resources support for corporate legal, human resources, communications, diversity, social responsibility and corporate events for NBCUniversal. Prior to joining NBCUniversal, Ms. Williams was a Partner with Pay Governance LLC and a Principal with Towers Perrin (now Willis Towers Watson). Ms. Williams received a B.S. in Mathematics and Education and a M.B.A. with a concentration in finance and quantitative statistics, each with honors from the University of Georgia.
Director Qualification Highlights
The Board believes that Ms. Williams’s qualifications include her broad human resources, executive compensation and governance experience, including serving as a senior-level human resources executive at a multinational company and as an external compensation consultant.

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CLASS III DIRECTORS

Francine J. Bovich
Director since 2014 Committees NCG (Chair), PR	Ms. Bovich has over 30 years of investment management experience lastly serving as a Managing Director of Morgan Stanley Investment Management from 1993-2010. Since 2011, Ms. Bovich has been a trustee of The Bradley Trusts. Ms. Bovich has also served as a board member of The Dreyfus Family of Funds since 2012, and serves as a board member of a number of registered investment companies within the fund complex. These funds represent a broad scope of investment strategies including equities (U.S., non-U.S., global, and emerging markets), taxable fixed income (US, non-US, global and emerging markets), municipal bonds, and cash management. From 1991 through 2005, Ms. Bovich served as the U.S. Representative to the United Nations Investment Committee, which advised a global portfolio of approximately $30 billion. Ms. Bovich is a member of the Economic Club of New York and an emeritus trustee of Connecticut College and chair of the Investment Sub-Committee for its endowment. Ms. Bovich received a B.A. in Economics from Connecticut College and a M.B.A. in Finance from New York University.
Director Qualification Highlights
The Board believes that Ms. Bovich’s qualifications include her significant investment management experience and her experience serving as a trustee and board member.

Katie Beirne Fallon
Director since 2018 Committees NCG, PR	Ms. Fallon has served as Global Head of Corporate Affairs for Hilton Worldwide Holdings Inc., a multinational hospitality company, since November 2016, where she is responsible for managing the company’s communications, government relations and corporate responsibility efforts. Prior to Hilton, from 2014 to 2016, Ms. Fallon was Senior Advisor and Director of Legislative Affairs for President Obama. Before becoming the President’s chief liaison to the Hill, Ms. Fallon served from May 2013 to December 2013 as President Obama’s Deputy Communications Director at the White House where she devised and executed communications strategies for the President to promote his economic agenda across the country. From 2011 until May 2013, Ms. Fallon was the Staff Director of the Senate Democratic Policy and Communications Center in the U.S. Congress. Ms. Fallon’s prior roles in government and politics include Legislative Director to Senator Chuck Schumer (D-NY), Deputy Staff Director of the Joint Economic Committee and Policy Director at the Democratic Senatorial Campaign Committee. Ms. Fallon received a B.A. in Government and International Studies from the University of Notre Dame and as a Marshall Scholar received a M.A. in Conflict Regulation from Queen’s University Belfast, Northern Ireland and a M.Sc. in Comparative Politics from the London School of Economics.
Director Qualification Highlights
The Board believes that Ms. Fallon’s qualifications include her significant experience in serving at a senior executive level with a multinational public company and her experience serving as a top leadership aide in the highest levels of the U.S. government.

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Corporate Governance at Annaly

Jonathan D. Green
Director since 1997 Committees PR (Chair), Compensation, Risk Lead Independent Director	Mr. Green served as a special advisor to Rockefeller Group International, Inc., a wholly owned subsidiary of Mitsubishi Estate Company, Ltd., operating under the brand of the Rockefeller Group, from January 2011 until December 2014. He joined the Rockefeller Group in 1980 as Assistant Vice President and Real Estate Counsel. In 1983, he was appointed Vice President, Secretary and General Counsel, and in 1990 was elected Chief Corporate Officer. In 1995, he was named President and Chief Executive Officer of Rockefeller Group Development Corporation and Rockefeller Center Management Corporation, both subsidiaries of the Rockefeller Group. In 2002, Mr. Green was named President and Chief Executive Officer of Rockefeller Group International, Inc., becoming Vice Chairman in January 2009. He served as Vice Chairman until December 2010. In his role as Vice Chairman, Mr. Green was active in formulating the strategic planning for the company and its subsidiaries, which include Rockefeller Group Development Corporation, Rockefeller Group Investment Management, Rockefeller Group Technology Solutions, Inc. and Rockefeller Group Business Centers. Before joining the Rockefeller Group, Mr. Green was associated with the New York City law firm of Thacher, Proffitt & Wood. He also serves on the board of trustees of the Wildlife Conservation Society. Mr. Green graduated from Lafayette College and the New York University School of Law.
Director Qualification Highlights
The Board believes that Mr. Green’s qualifications include his significant experience as a chief executive, his diverse and significant background in the real estate industry and his legal expertise.

John H. Schaefer
Director since 2013 Committees Risk (Chair), Audit, Compensation	Mr. Schaefer has over 40 years of financial services experience including serving as a member of the management committee of Morgan Stanley from 1998 through 2005. He was President and Chief Operating Officer of the Global Wealth Management division of Morgan Stanley from 2000 to 2005. Mr. Schaefer was Executive Vice President and Chief Strategic and Administrative Officer of Morgan Stanley from 1998 to 2000. From 1997 to 1998, he was Managing Director and Head of Strategic Planning and Capital Management. Prior to the 1997 merger of Dean Witter, Discover and Morgan Stanley, Mr. Schaefer was Executive Vice President, Investment Banking and Head of Corporate Finance at Dean Witter, a position he had held since 1991. He began his investment banking career at E.F. Hutton & Company in 1976. Mr. Schaefer served as a board member and chair of the audit committee of USI Holdings Corporation from 2008 through 2012. He received a B.B.A. in Accounting from the University of Notre Dame and a M.B.A. from the Harvard Graduate School of Business.
Director Qualification Highlights
The Board believes that Mr. Schaefer’s qualifications include his broad financial services management experience, including management of strategic planning, capital management, human resources, internal audit and corporate communications, as well as his board and audit committee experience.

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Corporate Governance at Annaly

INDEPENDENCE OF DIRECTORS

Annaly’s Corporate Governance Guidelines and NYSE rules require that at least a majority of Board members are Independent Directors. The Board has adopted the definition of “independent director” set forth in Section 303A of the NYSE rules and has affirmatively determined that each Director (other than Ms. Denahan and Mr. Keyes) has no material relationships with the Company (either directly or as partner, stockholder or officer of an organization that has a relationship with us) and is therefore independent under all applicable criteria for independence in accordance with the standards set forth in the NYSE rules and Annaly’s Corporate Governance Guidelines.

Two new, highly qualified female Independent Directors joined the Annaly Board in 2018

DIRECTOR NOMINATION PROCESS

The NCG Committee is responsible for identifying and screening nominees for Director and for recommending to the Board candidates for nomination for election or re-election to the Board and to fill Board vacancies. The NCG Committee also seeks to maintain an ongoing list of potential Board candidates. Nominees may be suggested by Directors, members of management, stockholders or professional search firms. In evaluating a Director nomination, the NCG Committee may review materials provided by the nominator, a professional search firm or any other party.

The NCG Committee seeks to maintain an ongoing list of potential Board candidates

DIRECTOR CRITERIA AND QUALIFICATIONS

The NCG Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers a wide range of factors when assessing potential Director nominees, including a candidate’s background, skills, expertise, diversity, accessibility and availability to serve effectively on the Board. All candidates should (i) possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing the long-term interests of the Company and its stockholders, and (ii) have an inquisitive and objective perspective, practical wisdom and mature judgment. It is expected that all Directors will have an understanding of the Company’s business and be willing to devote sufficient time and effort to carrying out their duties and responsibilities effectively.

BOARD REFRESHMENT AND DIVERSITY

Director Tenure

On an annual basis, the NCG Committee evaluates the Board’s overall composition, including Director tenure, and rigorously evaluates all Directors to ensure a continued match of their skill sets against the needs of the Company. The NCG Committee seeks to achieve a balance between the deep knowledge and understanding of Annaly’s business that comes from longer-term service on the Board with the fresh ideas and perspectives that comes from having newer Directors on the Board. And although the NCG Committee does not have a formal diversity policy, it recognizes the importance of having a Board representing diverse backgrounds and a broad set of experiences at policy-making levels in business, finance, government, education, law and technology, and in other areas that are relevant to the Company’s business and its status as a public company.

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Corporate Governance at Annaly

The NCG Committee’s annual evaluation of the Board’s composition also informs Board succession planning, and contributed to the appointment, effective January 1, 2018, of two new Independent Directors (Ms. Fallon and Ms. Williams) with skills and backgrounds that complement the Company’s highly qualified Board. Ms. Fallon and Ms. Williams were respectively identified as potential Director nominees by the CEO and another member of senior management. Ms. Fallon and Ms. Williams were nominated by the NCG Committee after an extensive and careful search was conducted, and numerous other candidates proposed by Directors, members of management and professional search firms were considered.

STOCKHOLDER RECOMMENDATION OF DIRECTOR CANDIDATES

Stockholders who wish the NCG Committee to consider their recommendations for Director candidates should submit their recommendations in writing to the Chief Legal Officer and Secretary at the Company’s principal executive offices. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the NCG Committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a Director candidate, such materials are forwarded to the NCG Committee. Properly submitted recommendations by stockholders will receive the same consideration by the NCG Committee as other suggested nominees.

THE BOARD’S ROLE AND RESPONSIBILITIES

The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders, which include:

DIRECTOR INDEPENDENCE AND OVERSIGHT	DIRECTOR QUALIFICATIONS	STOCKHOLDER RIGHTS AND ENGAGEMENT	GOOD GOVERNANCE/ CORPORATE CITIZENSHIP
■9 of 11 Directors are Independent
■Robust Lead Independent Director role
■Regular executive sessions of Independent Directors
■Independent key Board committees
■Board oversees a succession plan for the CEO and other senior executives
■The Board is a Full Board Member of the NACD

■36% of Directors are women
■4 of 11 Directors have tenure of less than 5 years
■Annual Board, committee and individual Director self-evaluations
■Over-boarding policy limits the number of outside boards on which Directors can serve
■ 2 “audit committee financial experts”

■Majority vote standard for uncontested elections
■Annual stockholder advisory vote on executive compensation
■Stockholders may amend the bylaws by a majority of votes entitled to be cast
■Stockholders can submit questions for the Annual Meeting through an interactive pre-meeting forum

■Clawback policy with Manager
■Director and employee stock ownership guidelines
■Board created new Public Responsibility Committee
■Launched joint venture dedicated to supporting community development in underserved cities
■Member of the 2018 Bloomberg Gender-Equality Index

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BOARD OVERSIGHT OF RISK

FULL BOARD

Risk management begins with the Board, through review and oversight of the Company’s risk management framework, and continues with executive management, through ongoing formulation of risk management practices and related execution in managing risk. The Board exercises its oversight of risk management primarily through its Risk Committee and Audit Committee. At least annually, the full Board reviews the Company’s risk management program, which identifies and quantifies a broad spectrum of enterprise-wide risks and related action plans, with management

RISK COMMITTEE	AUDIT COMMITTEE

Assists the Board in its oversight of the Company’s risk governance structure, risk management and risk assessment guidelines and policies, and risk appetite, including risk appetite levels and capital targets and limits

Assists the Board in its oversight of the quality and integrity of the Company’s accounting, internal controls and financial reporting practices, including appointing the independent auditor and reviewing its qualifications, performance and independence, and compliance with legal and regulatory requirements

MANAGEMENT

Responsible for day-to-day risk assessment and risk management. A series of management committees have decision-making responsibilities for risk assessment and risk management activities. These management committees include the Operating Committee, Enterprise Risk Committee, the Asset and Liability Committee, the Investment Committee and the Financial Reporting and Disclosure Committee

In addition to the risk oversight processes outlined above, the Board reviews its risk assessment of the Company’s compensation policies and practices applicable to the Company’s equity incentive plans with the Compensation Committee. For additional information on this review, please see the “Risks Related to Compensation Policies and Practices” section of this Proxy Statement. For additional information on the responsibilities of the Risk Committee and the Audit Committee, please see the “Board Committees” section of this Proxy Statement.

The Audit and Risk Committees have primary Board oversight of the Company’s risk management framework

MANAGEMENT SUCCESSION PLANNING

The Board oversees and maintains a succession plan for the CEO and other senior executives. In carrying out this function, the Board endeavors to ensure that the Company’s management has the capabilities to cause the Company to operate in an efficient and business-like fashion in the event of a vacancy in senior management, whether anticipated or sudden.

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Corporate Governance at Annaly

BOARD COMMITMENT AND OVER-BOARDING POLICY

In order to provide sufficient time for informed participation in their Board responsibilities:

■	Directors who also serve as chief executive officers or hold equivalent positions at other companies should not serve on more than two other boards of public companies in addition to the Company’s Board;
■	Other Directors should not serve on more than four other boards of public companies in addition to the Company’s Board; and
■	A member of the Audit Committee should not serve on the audit committee of more than two other public companies.

All Directors are currently in compliance with this policy. Directors are required to notify the Chairman of the Board and the chair of the NCG Committee in advance of accepting an invitation to serve on another public company board.

COMMUNICATIONS WITH THE BOARD

Stockholders and other persons interested in communicating with an individual Director (including the Lead Independent Director), the Independent Directors as a group, any committee of the Board or the Board as a whole, may do so by submitting such communication to:

Annaly Capital Management, Inc.
[Addressee]
1211 Avenue of the Americas
New York, NY 10036
Phone: 1-888-8 ANNALY
Facsimile: (212) 696-9809
Email: investor@annaly.com

The Legal Department reviews communications to the Directors and forwards those communications related to the duties and responsibilities of the Board to the appropriate parties. Certain items such as business solicitation or advertisements, product-related inquiries, junk mail or mass mailings, resumes or other job-related inquiries, spam and unduly hostile, threatening, potentially illegal or similarly unsuitable communications will not be forwarded.

Stockholders may Communicate with any Director, Including the Lead Independent Director

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Approval of Related Party Transactions

Each of Annaly’s Directors, Director nominees and executive officers is required to report all transactions with the Company in which they or an immediate family member had or will have a direct or indirect material interest in an annual disclosure questionnaire and on an on-going basis. Management reviews these annual questionnaires and requires interim reports and, if determined to be necessary, discusses any reported transactions with the entire Board. Other than as discussed in this section, there were no reported transactions for 2017 and there is no transaction currently pending for 2018. The Board does not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis. If management believes a transaction could be a related party transaction or could raise particular conflict of interest issues, it will discuss it with legal counsel, and if necessary, the Board will form an Independent committee that has the right to engage its own legal and financial counsel to evaluate, approve or ratify the transaction.

28	Annaly Capital Management Inc. 2018 Proxy Statement

Corporate Governance at Annaly

Management Agreement

The Company has entered into a management agreement (the “Management Agreement”) with the Manager. Management of the Company is conducted by the Manager through the authority delegated to it in the Management Agreement and pursuant to the policies established by Annaly’s Board. The Independent Directors periodically review the Management Agreement with the assistance of separate legal and financial advisors, who are selected and retained by the Independent Directors. The Management Agreement was effective as of July 1, 2013 and was amended in November 2014 and then amended and restated in April 2016, and may be further amended by agreement between the Manager and the Company.

The Management Agreement’s current term ends on December 31, 2018 and will automatically renew for successive two-year terms unless at least two-thirds of the Independent Directors or the holders of a majority of the outstanding shares of the Company’s common stock elect to terminate the agreement in their sole discretion and for any or no reason. At any time during the term or any renewal term, either party may deliver to the other party prior written notice of its intention to terminate the Management Agreement no less than one year prior to its proposed termination date or, but only in the event the Manager is the terminating party, such earlier date as determined by the Company in its sole discretion. There is no termination fee for a termination of the Management Agreement by either the Manager or the Company.

See also “Disclosure Enhancements” on page 42 for a discussion of compensation paid by the Manager to the NEOs.

The Management Agreement provides that during its term and, in the event of termination of the Management Agreement by the Manager without cause, for a period of one year following such termination, the Manager will not, without the Company’s prior written consent, manage any REIT, which engages in the management of mortgage-backed securities in any geographical region in which the Company operates.

Pursuant to the terms of the Management Agreement, the Company pays the Manager a monthly management fee equal to 1/12th of 1.05% of the Company’s stockholders’ equity, as defined in the Management Agreement, for its management services. The Company incurred approximately $164.3 million in management fees under the Management Agreement during the year ended December 31, 2017.

The Manager

The Manager is a Delaware limited liability company and is indirectly owned by certain members of senior management. For additional information about the Manager, please see “Management Structure”, “Compensation Paid by the Manager to the Named Executive Officers” and “Compensation Discussion and Analysis.”

The management fee of 1.05% of stockholders’ equity (as defined in the Management Agreement) compares favorably to the industry average

Annaly Capital Management Inc. 2018 Proxy Statement	29

Board Structure and Processes

BOARD LEADERSHIP STRUCTURE

The Board believes that whether to have the same person occupy the offices of Chairman of the Board and CEO should be decided by the Board, from time to time, in its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interests of the Company at that point in time. Under the Corporate Governance Guidelines, the Independent Directors will annually select an Independent Director to serve as Lead Independent Director when the CEO and Chairman of the Board roles are combined or if the Chairman is not otherwise independent. Currently, Mr. Keyes serves as Chairman, CEO and President, while Mr. Green serves as Lead Independent Director.

The Board believes that the current leadership structure provides effective independent oversight of management, while allowing both the Board and management to benefit from Mr. Keyes’s day-to-day familiarity with the Company’s business.

The Lead Independent Director has significant authority and responsibilities

THE CHAIRMAN OF THE BOARD	◆	THE LEAD INDEPENDENT DIRECTOR

■Presides at full meetings of the Board and the Annual Meeting of Stockholders
■Meets with the Lead Independent Director to receive feedback from executive sessions of Independent Directors
■Communicates with all Directors on key issues and concerns outside of Board meetings
■Advises on the selection of committee chairs
■Draws on his knowledge of the Company’s business, operations, industry and competitive developments in setting Board agendas
■Consults with the Lead Independent Director to ensure that Board agendas and information empower the Board to fulfill its responsibilities
■Has authority to call special meetings of the Board if necessary and otherwise updates Directors between meetings through one-on-one or group phone calls
■Authorizes the retention of advisors and consultants who report to management
■Presents the Company’s message and strategy to stockholders, employees and regulators

■Presides at all meetings of the Board in the absence of or at the request of the Chairman, including executive sessions of Independent Directors
■Facilitates communication between the Independent Directors and the Chairman of the Board and CEO
■Advises on the selection of committee chairs
■Approves the quality, quantity and timeliness of information sent to the Board
■Approves Board meeting agendas
■Approves Board meeting schedules to assure there is sufficient time for discussion of all agenda items
■Has authority to call meetings of the Independent Directors
■Authorizes the retention of outside advisors and consultants who report directly to the Board
■If requested by stockholders, ensures that he is available, when appropriate, for consultation and direct communication with major stockholders

The Board believes that its independent oversight function is further enhanced by its policy to hold regular executive sessions of the Independent Directors without management present and the fact that a majority of the Company’s Directors (and every member of the Board’s three key committees) is independent.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

The Corporate Governance Guidelines require that the Board have at least two regularly scheduled executive sessions of Independent Directors each year. These executive sessions, which are designed to promote unfettered discussions among the Independent Directors, are presided over by the Lead Independent Director, or in his or her absence, the chair of the Compensation Committee. During 2017, the Independent Directors, without the participation of Board members who are members of management, held five executive sessions.

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Board Structure and Processes

BOARD AND COMMITTEE EVALUATIONS

The Lead Independent Director and the NCG Committee are responsible for overseeing an annual self-evaluation process for the Board. The self-evaluation process seeks to identify specific areas, if any, that need improvement or strengthening in order to increase the effectiveness of the Board as a whole and its members and committees. In 2018, the Board adopted an enhanced Board self-evaluation process that includes annual assessments of the full Board, each Board committee and individual Directors. Such assessments will be facilitated by an external evaluator on a periodic basis. In addition to these formal self-evaluations, the Board considers its performance as well as that of its members and committees on an ongoing basis and shares relevant feedback with management.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

The Board believes that Director orientation and continuing education is critical to the Board’s ability to fulfill its responsibilities in a dynamic and constantly evolving business environment. New Directors participate in a robust onboarding process, which includes extensive training materials and personal briefings by senior management on the Company’s strategic plans, financial statements, and key policies and practices. In addition, the Company encourages Directors to participate in external continuing director education programs, and the Company provides reimbursement for related expenses. Continuing director education is also provided during Board meetings and as stand-alone information sessions outside of meetings. In line with the Company’s commitment to continuing board education, in 2017, the Board became a Full Board Member of the NACD, which gives Directors access to an extensive menu of board education programs, along with research on governance trends and board practices.

GOVERNING DOCUMENTS

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of business. This Code of Conduct is applicable to Annaly’s Directors, executive officers and employees, and is also a “code of ethics” as defined in Item 406(b) of Regulation S-K. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Conduct on the Company’s website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that, in conjunction with the charters of the Board committees, provide the framework for governance of the Company.

Other Governance Policies

Annaly’s Directors, executive officers and employees are also subject to the Company’s other governance policies, including a Foreign Corrupt Practices Act and Anti-Bribery Compliance Policy, an Insider Trading Policy, and a Regulation FD Policy.

Where You Can Find the Code of Conduct, Corporate Governance Guidelines and Committee Charters

The Code of Conduct, Corporate Governance Guidelines, Compensation Committee Charter, Audit Committee Charter, NCG Committee Charter, Public Responsibility Committee Charter and Risk Committee Charter are available on Annaly’s website (www.annaly.com). The Company will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036.

Annaly Capital Management Inc. 2018 Proxy Statement	31

Board Structure and Processes

BOARD COMMITTEES

The Board has five standing committees: the Audit Committee, the Compensation Committee, the NCG Committee, the Risk Committee and the recently-formed Public Responsibility Committee.

As part of the Board’s continuing review of its Board committee structure and responsibilities, and in response to dialogue with stockholders, the Board created the new Public Responsibility Committee in late 2017. At the same time, the Board reorganized the membership of most of its other committees.

The Board created the new Public Responsibility Committee in late 2017

The table below shows the current membership of each Board committee and number of meetings of each committee held in 2017.

Director	Audit Committee	Compensation Committee	NCG Committee	PR Committee	Risk Committee
Francine J. Bovich				•
Kevin P. Brady			•		•
Wellington J. Denahan				•	•
Katie Beirne Fallon			•	•
Jonathan D. Green(1)		•			•
Michael Haylon	•				•
E. Wayne Nordberg	•	•	•
John H. Schaefer	•	•
Donnell A. Segalas			•	•
Vicki Williams	•	•
2017 Meetings:	6	2	4	0(2)	5
• Member Chairperson
(1)	Mr. Green serves as the Lead Independent Director. For more details, see page 30.
(2)	The Public Responsibility (“PR”) Committee did not hold any meetings in 2017, as it was established in November 2017.

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Board Structure and Processes

AUDIT COMMITTEE
Committee Members: Kevin P. Brady (Chair) Michael Haylon E. Wayne Nordberg John H. Schaefer Vicki Williams Number of Meetings: 6
Key Responsibilities:
■Appoints the independent registered public accounting firm and reviews its qualifications, performance and independence
■Reviews the plan and results of the auditing engagement with the Chief Financial Officer and the independent registered public accounting firm
■Oversees internal audit activities
■Oversees the quality and integrity of financial statements and financial reporting process
■Oversees the adequacy and effectiveness of internal control over financial reporting
■Reviews and pre-approves the audit and permitted non-audit services and proposed fees of the independent registered public accounting firm
■Prepares the report of the Audit Committee required by the rules of the SEC to be included in the Proxy Statement

Each member of the Audit Committee is financially literate and independent of the Company and management under the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE. The Board has designated Messrs. Brady and Haylon as “audit committee financial experts” under applicable SEC rules.

For more information on the Audit Committee’s responsibilities and activities, see the “Board Oversight of Risk” and “Report of the Audit Committee” sections of this Proxy Statement.

COMPENSATION COMMITTEE
Committee Members: Donnell A. Segalas (Chair) Jonathan D. Green E. Wayne Nordberg John H. Schaefer Vickie Williams Number of Meetings: 2
Key Responsibilities:
■Evaluates the performance of the Manager and the terms of the Management Agreement
■Reviews the fees payable to the Manager
■Administers the Company’s equity incentive plans and other equity compensation programs
■Reviews the form and amount of Director compensation
■Evaluates the performance of the Company’s officers
■Reviews and discusses with management the Compensation Discussion and Analysis and related disclosures as required by the SEC
■Prepares the report of the Compensation Committee required by the rules of the SEC to be included in the Proxy Statement

Each member of the Compensation Committee is independent of the Company and management under the listing standards of the NYSE.

For more information on the Compensation Committee’s responsibilities and activities, see the “Compensation of Directors” and “Compensation Discussion and Analysis” sections of this Proxy Statement.

Annaly Capital Management Inc. 2018 Proxy Statement	33

Board Structure and Processes

NCG COMMITTEE
Committee Members: Francine J. Bovich (Chair) Kevin P. Brady Katie Beirne Fallon E. Wayne Nordberg Donnell A. Segalas Number of Meetings: 4
Key Responsibilities:
■Develops and recommends criteria for considering potential Board candidates
■Identifies and screens individuals qualified to become Board members, and recommends to the Board candidates for nomination for election or re-election to the Board and to fill Board vacancies
■Develops and recommends to the Board a set of corporate governance guidelines and recommends modifications as appropriate
■Provides oversight of the evaluation of the Board and management
■Considers other corporate governance matters, such as Director retirement policies, management succession plans and potential conflicts of interest of Board members and senior management, and recommends changes as appropriate

Each member of the NCG Committee is independent of the Company and management under the applicable listing standards of the NYSE.

For more information on the NCG Committee’s responsibilities and activities, see the “Director Nomination Process,” “Director Criteria and Qualifications”, “Board Refreshment and Diversity” and “Stockholder Recommendation of Director Candidates” section of this Proxy Statement.

PUBLIC RESPONSIBILITY COMMITTEE
Committee Members: Jonathan D. Green (Chair) Francine J. Bovich Wellington J. Denahan Katie Beirne Fallon Donnell A. Segalas Number of Meetings: N/A(1)
Key Responsibilities:

Assists the Board in its oversight of the Company’s items of public responsibility, including:

■corporate philanthropy
■social impact investments
■sustainability initiatives
■corporate culture and reputation
■public policy initiatives

For more information on the formation of the Public Responsibility Committee, see the “Stockholder Outreach and Results of 2017 Say-on-Pay Vote” section of this Proxy Statement.

RISK COMMITTEE
Committee Members: John H. Schaefer (Chair) Kevin P. Brady Wellington J. Denahan Jonathan D. Green Michael Haylon Number of Meetings: 5
Key Responsibilities:

Assists the Board in its oversight of the Company’s:

■risk governance structure
■risk management and risk assessment guidelines and policies regarding capital, liquidity and funding risk, investment/market risk, credit risk, counterparty risk, operational risk, compliance, regulatory and legal risk and such other risks as necessary to fulfill the committee’s duties and responsibilities
■risk appetite, including risk appetite levels and capital targets and limits

For more information on the Risk Committee’s responsibilities and activities, see the “Board Oversight of Risk” section of this Proxy Statement.

(1)	The Public Responsibility Committee did not hold any meetings in 2017, as it was established in November 2017.

34	Annaly Capital Management Inc. 2018 Proxy Statement

Board Structure and Processes

DIRECTOR ATTENDANCE

During 2017, the Board held 13 meetings. Each Director attended at least 75% of the aggregate number of meetings held by the Board and each committee on which the Director served during the period he or she was on such committee.

The Company expects each member of the Board to attend the Annual Meeting. All of the Company’s then-Directors attended Annaly’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). Ms. Fallon and Ms. Williams were appointed as Directors effective January 1, 2018 and, therefore, did not attend the 2017 Annual Meeting.

COMPENSATION OF DIRECTORS

The Company compensates the Independent Directors. Any Director who is also an employee or owner of the Manager does not receive compensation for serving on the Board. The Compensation Committee is responsible for reviewing, and recommending to the Board, the form and amount of compensation paid to the Independent Directors.

The compensation elements paid to the Independent Directors for service on the Board and its committees for 2017 is set forth below:

Annual Compensation Element	Amount
Annual Cash Retainer	$100,000
Deferred Stock Unit (“DSU”) Grant	$135,000 in DSUs
Lead Independent Director Retainer	$30,000
Committee Member Retainer	$8,000 – Audit Committee
$7,000 – Compensation Committee
$7,000 – Risk Committee
$5,000 – NCG Committee
Committee Chair Retainer(1)	$20,000 – Audit Committee
$10,000 – Compensation Committee
$10,000 – Risk Committee
$10,000 – NCG Committee
(1)

Committee Chairs received Committee Chair Retainers in addition to, and not in lieu of, Committee Member Retainers. No retainers for service as a Member or Chair of the Public Responsibility Committee were paid in 2017, as the committee did not meet during such year, having been established in November 2017.

Each DSU is equivalent in value to one share of the Company’s common stock. DSUs are granted on the date of the annual stockholder meeting and vest immediately. DSUs convert to shares of the Company’s common stock one year after the date of grant unless the Director elects to defer the settlement of the DSUs to a later date. DSUs do not have voting rights. DSUs pay dividend equivalents in either cash or additional DSUs at the election of the Director. The Independent Directors are also eligible to receive other stock-based awards under the Company’s equity incentive plan.

The Company reimburses the Directors for their reasonable out-of-pocket travel expenses incurred in connection with their attendance at full Board and committee meetings.

Director Stock Ownership Guideline

In 2016, the Board increased the stock ownership guideline for the Independent Directors to provide that each Independent Director should strive to own an amount of the Company’s common stock equal to five times the annual cash retainer. Shares counting toward the guideline include shares that are owned outright, DSUs and any other shares held in deferral accounts. To facilitate achievement of the guideline, the Board has adopted and implemented a “retention ratio” that requires Independent Directors to retain and hold 50% of the net profit shares from DSUs until the specified ownership level is achieved. As of March 31, 2017, all of the Independent Directors have met or are on their way to meeting their stock ownership guideline.
In 2016, the Board increased the stock ownership guideline for Independent Directors to 5x the annual cash retainer, which is currently $100,000

Annaly Capital Management Inc. 2018 Proxy Statement	35

Board Structure and Processes

Role of the Independent Compensation Consultant

During 2017, the Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co. (“F. W. Cook”), to assist the Compensation Committee in its review of the compensation arrangements provided to the Independent Directors. The Compensation Committee considered F. W. Cook’s independence in light of SEC regulations and NYSE listing standards. The Compensation Committee discussed all relevant factors and concluded that no conflict of interest exists that would prevent F. W. Cook from independently representing the Compensation Committee.

Director Compensation

The table below summarizes the compensation paid by the Company to the Independent Directors for the fiscal year ended December 31, 2017.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Francine J. Bovich	$113,000	$135,000	$248,000
Kevin P. Brady	$140,000	$135,000	$275,000
Jonathan D. Green	$154,000	$135,000	$289,000
Michael Haylon	$115,000	$135,000	$250,000
E. Wayne Nordberg	$122,000	$135,000	$257,000
John H. Schaefer	$122,000	$135,000	$257,000
Donnell A. Segalas	$122,000	$135,000	$257,000
(1)	Ms. Fallon and Ms. Williams were appointed to the Board effective January 1, 2018 and did not receive any compensation for the fiscal year ended December 31, 2017.
(2)

The amounts in this column represent the aggregate grant date fair value of the DSU awards, computed in accordance with FASB ASC Topic 718 and based on the closing price of the Company’s common stock on the date of grant. DSUs are vested at grant and accrue dividend equivalents as additional DSUs or cash at the election of the Director.

The following table sets forth information with respect to the aggregate unexercised option awards at December 31, 2017 of each of the Independent Directors. All such option awards have vested. Options are no longer granted as part of the Company’s Director compensation program.

Name	Unexercised Option Awards at 12/31/17
Francine J. Bovich	—
Kevin P. Brady	42,500
Jonathan D. Green	90,000
Michael Haylon	75,000
E. Wayne Nordberg	90,000
John H. Schaefer	—
Donnell A. Segalas	77,500

36	Annaly Capital Management Inc. 2018 Proxy Statement

Management

The following table sets forth certain information with respect to the Company’s executive officers, all of whom are indirect owners and/or employees of the Manager:

Name	Age	Title
Kevin G. Keyes	50	Chairman, Chief Executive Officer and President
Glenn A. Votek	59	Chief Financial Officer
David L. Finkelstein	45	Chief Investment Officer
Timothy P. Coffey	44	Chief Credit Officer
Anthony C. Green	43	Chief Legal Officer and Secretary

Biographical information on Mr. Keyes is provided above under the heading “Election of Directors.” Certain biographical information for Messrs. Votek, Finkelstein, Coffey and Green is set forth below.

Glenn A. Votek has served as Chief Financial Officer of Annaly since August 2013. Mr. Votek also served as Chief Financial Officer of Fixed Income Discount Advisory Company, a former wholly-owned subsidiary of the Company, from August 2013 until October 2015 and as Annaly’s Chief Administrative Officer from May 2013 until August 2013. Mr. Votek joined Annaly in May 2013 from CIT Group where he was an Executive Vice President and Treasurer since 1999 and President of Consumer Finance since 2012. Prior to that, Mr. Votek worked at AT&T and its finance subsidiary from 1986 until 1999 in various financial management roles. Mr. Votek has a B.S. in Finance and Economics from the University of Arizona/Kean College and a M.B.A. in Finance from Rutgers University.

David L. Finkelstein has served as Chief Investment Officer of Annaly since November 2016. Mr. Finkelstein previously served as Annaly’s Chief Investment Officer, Agency and RMBS beginning in February 2015 and as Annaly’s Head of Agency Trading beginning in August 2013. Prior to joining Annaly, Mr. Finkelstein served for four years as an Officer in the Markets Group of the Federal Reserve Bank of New York where he was the primary strategist and policy advisor for the MBS purchase program. Mr. Finkelstein has over 20 years of experience in fixed income investment. Prior to the Federal Reserve Bank of New York, Mr. Finkelstein held Agency MBS trading positions at Salomon Smith Barney, Citigroup Inc. and Barclays PLC. Mr. Finkelstein received his B.A. in Business Administration from the University of Washington and his M.B.A. from the University of Chicago, Booth School of Business. Mr. Finkelstein also holds the Chartered Financial Analyst® designation.

Timothy P. Coffey has served as Chief Credit Officer of Annaly since January 2016. Mr. Coffey served as Annaly’s Head of Middle Market Lending from 2010 until January 2016. Mr. Coffey has over 20 years of experience in leveraged finance and has held a variety of origination, execution, structuring and distribution positions. Prior to joining Annaly in 2010, Mr. Coffey served as Managing Director and Head of Debt Capital Markets in the Leverage Finance Group at Bank of Ireland. Prior to that, Mr. Coffey held positions at Scotia Capital, the holding company of Saul Steinberg’s Reliance Group Holdings, and SC Johnson International. Mr. Coffey received his B.A. in Finance from Marquette University.

Anthony C. Green has served as Chief Legal Officer and Secretary of Annaly since March 2017. Mr. Green previously served as Annaly’s Deputy General Counsel from 2009 until February 2017. Prior to joining Annaly, Mr. Green was a partner in the Corporate, Securities, Mergers & Acquisitions Group at the law firm K&L Gates LLP. Mr. Green has over 18 years of experience in corporate and securities law. Mr. Green holds a B.A. in Economics and Political Science from the University of Pennsylvania and a J.D. and LL.M. in International and Comparative Law from Cornell Law School.

STOCK PURCHASES BY EXECUTIVE OFFICERS SINCE 2011

Since 2011, the executive officers have purchased over 1.4 million shares of the Company’s common stock (including open market purchases, dividend reinvestments, and option exercises) with an aggregate purchase price of $16.3 million as set forth in the table below.

Executive Officer	Shares Purchased	Purchase Price(1)	No NEO has ever sold shares of the Company’s common stock
Kevin G. Keyes	934,779	$10,560,000
Glenn A. Votek	93,597	$1,017,000
David L. Finkelstein	300,000	$3,370,000
Timothy P. Coffey	30,000	$304,000
Anthony C. Green	101,000	$1,085,000
TOTAL	1,459,376	$16,336,000
(1)	Rounded to the nearest thousand.

Annaly Capital Management Inc. 2018 Proxy Statement	37

Management Structure

OVERVIEW

Following the management externalization transaction (the “Externalization”), which was approved by holders of approximately 83% of the Company’s stock on May 23, 2013, the Company became externally-managed by the Manager. Pursuant to the terms of the Management Agreement, the Company pays the Manager a management fee and the Manager pays all of the compensation to Annaly’s management personnel (including the NEOs). The Compensation Committee annually reviews the management fee and the performance of the Manager, including the achievements discussed beginning on page 7. The Independent Directors then consider the Compensation Committee’s recommendations when determining whether to renew or amend the terms of the Management Agreement. Based on the review and factors described in more detail below, the Independent Directors have determined that the Management Agreement continues to be in the best interests of the Company and its stockholders. For additional information, see “Certain Relationships and Related Party Transactions”, “Compensation Paid by the Manager to the Named Executive Officers” and “Compensation Discussion and Analysis.”
The Management Agreement compares favorably to the management agreements of the Company’s externally- managed peers

MANAGEMENT AGREEMENT TERMS

The Compensation Committee believes that the terms and conditions of the Management Agreement compare favorably to the terms and conditions that exist between Annaly’s externally-managed mREIT peers and their respective managers. In particular, as illustrated by the table below, when compared to the median for the peer comparison, (i) the management fee paid to the Manager is lower as a percentage of stockholders’ equity, (ii) the term of the Management Agreement was of a shorter duration, and (iii) the Management Agreement has no termination fee, which is expressed in the table below as a multiple of trailing average annual management fees.

	Mean	Median	Min	Max	Annaly
Agency Residential REITs
Base management fee(1)	1.29%	1.29%	1.20%	1.37%	1.05%
Initial term in years	6.0	6.0	2.0	10.0	2.0
Termination fee multiple(2)	4.2x	4.2x	3.0x	5.3x	None
Incentive fee	None	None	None	None	None
Commercial REITs
Base management fee	1.50%	1.50%	1.50%	1.50%	1.05%
Initial term in years	2.8	3.0	2.0	3.0	2.0
Termination fee multiple	3.2x	3.0x	3.0x	4.0x	None
Incentive fee(3)	20% above 8% hurdle	20% above 8% hurdle	None	25% above 8% hurdle	None
Non-Agency Residential/Hybrid REITs
Base management fee(4)	1.49%	1.50%	1.41%	1.50%	1.05%
Initial term in years	4.0	3.0	1.0	15.0	2.0
Termination fee multiple(5)	2.9x	3.0x	1.0x	5.0x	None
Incentive fee(6)	N/A	N/A	~15% above ~12% hurdle	35% above 12.5% hurdle	None

Source: Public filings as of year ended December 31, 2017. All base management fees are calculated as a percentage of stockholders’ equity and all termination fees are calculated as a multiple of the average annual base management fee during the prior 24-month period, except as otherwise specified below. Agency Residential REITs represent the externally-managed agency mortgage REITs included in the BBREMTG Index as of December 31, 2017 and includes Anworth Mortgage Asset Corporation (“ANH”) and ARMOUR Residential REIT, Inc. (“ARR”). Commercial REITs represent the externally-managed commercial mortgage REITs included in the BBREMTG Index as of December 31, 2017 and includes Blackstone Mortgage Trust, Inc. (“BXMT”), Ares Commercial Real Estate Corp. (“ACRE”), Resource Capital Corp. (“RSO”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Starwood Property Trust (“STWD”) and Sutherland Asset Management (“SLD”). Non-Agency Residential / Hybrid REITs represents the externally-managed non-agency

38	Annaly Capital Management Inc. 2018 Proxy Statement

Management Structure

residential and hybrid mortgage REITs included in the BBREMTG Index as of December 31, 2017 and includes New Residential Investment Corp. (“NRZ”), Two Harbors Investment Corp. (“TWO”), Invesco Mortgage Capital, Inc. (“IVR”), PennyMac Mortgage Investment Trust (“PMT”), MTGE Investment Corp. (“MTGE”), New York Mortgage Trust Inc. (“NYMT”), AG Mortgage Investment Trust, Inc. (“MITT”), Orchid Island Capital, Inc. (“ORC”), Western Asset Mortgage (“WMC”), Great Ajax Corp (“AJX”), Cherry Hill Mortgage Investment Corp. (“CHMI”), Ellington Residential Mortgage REIT (“EARN”), and Five Oaks Investment Corp. (“OAKS”).
(1)	For ARR, base management fee is calculated as 1.50% of gross equity raised up to $1.0 billion plus 0.75% of gross equity raised in excess of $1.0 billion.
(2)

ARR’s termination fee is calculated as the greater of (a) the base management fee calculated prior to the effective date of agreement termination for the remainder of the term or (b) 3x the base management fee during the preceding full 12 months.

(3)

Of the six Commercial REITs, five have incentive fees in addition to their base management fees. STWD and RSO have incentive fees of 20% above an 8% hurdle. BXMT has an incentive fee of 20% above a 7% hurdle. RSO has an incentive fee of 25% above an 8% hurdle. SLD has an incentive fee of 15% above an 8% hurdle. For purposes of this table, the calculation of the mean includes only the five Commercial REITs that have incentive fees.

(4)

NYMT only pays base management and incentive fees with respect to its distressed residential loan strategy. NYMT’s base management fee is calculated as 1.50% of invested capital in distressed residential mortgage loans.

(5)

NRZ’s termination fee is calculated using the prior 12-month period. Pursuant to the terms of its management agreement, PMT’s termination fee is calculated as a multiple of the base management fee and a performance incentive fee. For purposes of this table, any impact from this performance incentive fee on PMT’s termination fee multiple has been disregarded.

(6)

Of the 13 Non-Agency Residential/Hybrid REITs, four have incentive fees in addition to their base management fees. NRZ has an incentive fee of 25% above a 10% hurdle. PMT has an incentive fee with a sliding scale beginning above 8%. NYMT has an incentive fee of 35% above a 12.5% hurdle. AJX has an incentive fee of 20% above an 8% hurdle. For purposes of this table, the calculation of the mean includes only the four Non-Agency Residential/Hybrid REITs that have incentive fees.

STRUCTURE AND AMOUNT OF THE MANAGEMENT FEE

The Compensation Committee annually reviews both the structure of the management fee as well as the amount of such fee to determine whether they incentivize the Manager to work towards the Company’s desired goals to the benefit of long-term stockholder interests. The Compensation Committee has determined that the use of a management fee formulated as a percentage of stockholders’ equity (as defined in the Management Agreement) represents a responsible and prudent method of compensating the Manager. In particular, in the context of an mREIT that uses leverage as a key component of its business strategy, the Compensation Committee believes that providing for a contractually required payment structured as an “incentive fee” may misalign the goals of the Manager from those of the stockholders.

Moreover, the Compensation Committee believes that a management fee that is based upon stockholders’ equity (along with the stock ownership guidelines discussed on page 47) aligns the management team to the goals of the Company, and that focusing the management fee on the preservation and growth of the Company’s book value incentivizes the Manager to achieve long-term performance that protects stockholders’ equity as realized losses decrease such equity and, ultimately, the management fee.

Additionally, for the Manager to earn a larger management fee, the stockholders’ equity of the Company would need to increase. As a result, the growth of the stockholders’ equity is an alignment between the interests of stockholders and the Manager. Further, this alignment is stronger in the REIT industry than in other businesses. REIT regulations require the Company to pay at least 90% of its earnings to stockholders as dividends. As a result, unlike most companies, Annaly cannot grow its business and book value by reinvesting its earnings. This places a unique market discipline on the Company.
The Compensation Committee annually reviews the structure and amount of the management fee to determine whether it appropriately incentivizes the management team

The Compensation Committee also believes that the structure of the management fee is more favorable to the Company’s stockholders than if the fee was based on total assets under management, which could potentially incentivize an external manager to excessively leverage assets under management in an attempt to increase short-term incentive payouts.

Clawback for the Management Fee

Pursuant to the 2016 amendment and restatement of the Management Agreement, the Company is entitled to receive reimbursement from the Manager if the Board determines that a computation error (regardless of the reason for or amount of such error) resulted in the overpayment of a management fee to the Manager.

Annaly Capital Management Inc. 2018 Proxy Statement	39

Management Structure

CONTINUED COST SAVINGS RELATED TO THE EXTERNALIZATION

The Compensation Committee believes that the Externalization has materially reduced the Company’s compensation-related costs. When comparing the management fees the Company paid for the fiscal years ended December 31, 2013, 2014, 2015, 2016 and 2017 against the estimated compensation costs (including tax costs) the Company would have paid for the same period if those costs remained what they were in 2012, management estimates that the Externalization has resulted in total compensation savings, including tax savings, (calculated in accordance with GAAP) of approximately $276 million.

As illustrated by the table below, the management fee for each of 2013(1), 2014, 2015, 2016 and 2017 is significantly lower than the Company’s 2012 compensation expenses (which is represented by the dark gray line):

Management Fee/Compensation Expense(2),(3)

($ in thousands)

(1)

Although the Manager commenced management of Annaly on July 1, 2013, the Company’s stockholders received the benefit of the compensation savings created by the Externalization for the entire 2013 calendar year pursuant to a pro forma adjustment to the 2013 management fee. The Manager calculated a pro forma management fee, which was the management fee as if the Company was managed by the Manager from January 1, 2013 until July 1, 2013, and the actual amount of cash compensation paid to all of Annaly’s employees from January 1, 2013 until July 1, 2013 reduced the amount of the management fee owed to the Manager.

(2)	Assumes compensation costs for each of 2013, 2014, 2015, 2016 and 2017 would have remained what they were in 2012 (the last full year prior to the Externalization).
(3)	Gray shaded area represents compensations savings (exclusive of tax savings).

ANNUAL REVIEW OF MANAGER PERFORMANCE AND MANAGEMENT FEE CONSIDERATIONS

The Compensation Committee annually reviews the Manager’s performance and management fee against both historical results and the Company’s mREIT peers, based on a number of metrics, including those discussed above in the “Proxy Summary” and the expense ratios discussed below.

The Compensation Committee annually reviews both the Manager’s performance and the terms and conditions of the Management Agreement

40	Annaly Capital Management Inc. 2018 Proxy Statement

Management Structure

Peer Comparison of Operating Expenses as a Percentage of Average Assets and Average Stockholders’ Equity

The Compensation Committee reviews the Company’s total operating expenses (including the management fee), as a percentage of both average assets and average stockholders’ equity, among other metrics. The Compensation Committee believes these ratios, which allow comparison of the Manager’s performance against the Company’s internally- and externally-managed mREIT peers, measure the extent to which the Manager operates in an economically efficient manner.

Operating Expense as a Percentage of Average Assets

	2012	2013	2014	2015	2016	2017	Average
	0.19%	0.22%	0.24%	0.25%	0.25%	0.25%	0.23%
Internally-Managed Peers	0.54%	1.05%	0.87%	0.72%	0.37%	0.44%	0.67%
Externally-Managed Peers	0.67%	0.63%	0.75%	0.81%	0.74%	0.74%	0.72%
mREIT Index	0.62%	0.74%	0.77%	0.80%	0.60%	0.62%	0.69%

Operating Expense as a Percentage of Average Equity

	2012	2013	2014	2015	2016	2017	Average
	1.45%	1.66%	1.61%	1.58%	1.65%	1.68%	1.61%
Internally-Managed Peers	2.71%	3.95%	3.92%	3.68%	2.14%	2.10%	3.08%
Externally-Managed Peers	2.38%	3.06%	3.55%	3.82%	4.36%	4.00%	3.53%
mREIT Index	2.33%	3.30%	3.62%	3.80%	3.53%	3.25%	3.30%

Source: Company Filings, SNL and Bloomberg. Averages are market weighted based on market capitalization as of Dec. 31st of each respective year. Note: Internally-Managed Peers and Externally-Managed Peers represent the respective internally- and externally-managed members of the BBREMTG Index as of December 31st of each respective year. The average for each excludes Annaly and companies during years in which they became public or first listed. Operating Expense is defined as: (i) for Internally-Managed Peers, the sum of compensation & benefits, general & administrative expenses and other operating expenses, and (ii) for Externally-Managed Peers and Annaly, the sum of net management fees, compensation & benefits (if any), general & administrative expenses and other operating expenses. Annaly’s 2016 operating expenses exclude costs of $49 million related to the Company’s acquisition of Hatteras Financial Corp.

In its review of these operating expense ratios, the Compensation Committee noted that the Company has outperformed both its internally- and externally-managed mREIT peers over the last six fiscal years. In this regard, the Compensation Committee has viewed the Company’s performance as an indicator that, among other things, the Manager has managed the Company in an efficient manner with appropriately scaled operating costs (including the management fee).

Annaly Capital Management Inc. 2018 Proxy Statement	41

Compensation Paid by the Manager to the Named Executive Officers

NAMED EXECUTIVE OFFICERS

The NEOs for 2017 are:

Name	Title
Kevin G. Keyes	Chairman, Chief Executive Officer (CEO) and President
Glenn A. Votek	Chief Financial Officer (CFO)
David L. Finkelstein	Chief Investment Officer (CIO)
Timothy P. Coffey	Chief Credit Officer (CCO)
Anthony C. Green	Chief Legal Officer (CLO) and Secretary

INTRODUCTION

As discussed throughout this Proxy Statement, the Company pays the Manager a management fee, the purpose of which is not to provide compensation to the NEOs, but rather to compensate the Manager for the services it provides for the day-to-day management of Annaly. The proceeds of the management fee are used by the Manager in part to pay compensation to the Manager’s personnel, including the NEOs other than Mr. Keyes (who does not receive any compensation for serving as the Company’s CEO, but has an interest in the management fee as an indirect equityholder of the Manager); however, the Company does not determine the compensation payable by the Manager to the NEOs, the Company does not allocate any specific portion of the management fee it pays to the compensation of the NEOs, nor does the Company reimburse the Manager for the cost of such compensation. The Manager makes all decisions relating to compensation it pays to the NEOs based on the factors, including individual and Company performance, it determines to be appropriate and subject to any employment agreements entered into between the Manager and individual NEOs.

DISCLOSURE ENHANCEMENTS

Given that Annaly does not provide any compensation to the NEOs, historically, the Company disclosed information about the management fees it paid to the Manager, but did not disclose information about the Manager’s executive compensation program. However, at the request of the Independent Directors, the Company has engaged in extensive outreach over the last two years in order to understand the information stockholders need to fully evaluate the Manager’s executive compensation program for purposes of the Say-on-Pay vote.

2017 Changes

In response to conversations with stockholders following the 2016 Say-on-Pay vote and conversations with the Manager, the Manager consented to disclosure of certain qualitative information about the Manager’s executive compensation program in the Company’s 2017 Proxy Statement. The Independent Directors also requested that the Manager provide the following information for disclosure in the Company’s 2018 Proxy Statement:

■	The portion of the management fee that is allocated to NEO compensation paid by the Manager;
■	Of this compensation, the breakdown of fixed vs. variable/incentive pay; and
■	The metrics the Manager uses to measure performance to determine the NEOs’ variable/incentive pay.

2018 Changes

Following the 2017 Say-on-Pay vote, the Company again engaged in a multi-pronged effort to gather stockholder feedback regarding its 2017 compensation disclosure. While stockholders generally appreciated the qualitative information the Company provided about the Manager’s executive compensation program in the 2017 Proxy Statement, others indicated that they needed specific information about the magnitude of NEO compensation and the proportion of variable NEO pay in order to evaluate the alignment between NEO pay and Company performance. In response to this feedback, the Manager has provided the information below about the compensation it paid to the NEOs for 2017.

42	Annaly Capital Management Inc. 2018 Proxy Statement

Compensation Paid by the Manager to the Named Executive Officers

Summary of 2017 NEO Compensation

■	With the exception of Mr. Keyes (who does not receive any direct or indirect compensation from the Manager or the Company for his services as CEO, but does have an interest in the fees paid to the Manager as an equityholder of the parent of the Manager), each of the other NEOs received a base salary and a performance-based cash incentive bonus for 2017.
■	During 2017, the NEOs as a group received aggregate salaries of $2.8 million and aggregate performance-based cash incentive bonuses of $23.9 million from the Manager. These amounts collectively represent 16.2% of the aggregate management fees the Company paid to the Manager during 2017. On an aggregated basis, the NEOs received 10.3% of their total compensation in the form of base salaries and the remaining 89.7% in the form of performance-based cash incentive bonuses.
■	In determining the cash bonuses it paid to the NEOs for 2017, the Manager considered achievement of both rigorous Company performance metrics, including core return on equity, core return on assets, and operating expenses as a percentage of average equity, along with individual performance objectives.
■	The Manager considered a list of specified peer companies (set forth below under “Company Market Data”), together with advice from the Manager’s compensation consultants, to develop appropriate compensation packages for the NEOs.

Components of the NEOs’ Compensation

The Manager’s executive compensation program includes both a base salary and a performance-based cash incentive bonus. Although the Compensation Committee has discretion to grant equity awards of Company common stock to the NEOs (which it has not exercised since the Externalization), the management fee the Company pays to the Manager is paid entirely in cash and therefore the Manager has no independent ability to provide awards of Company stock as part of the NEOs’ compensation. To address this limitation in the Manager’s executive compensation program, the Manager has structured the NEOs’ performance-based cash incentive bonuses with a mix of both rigorous Company performance metrics and individual performance objectives. The table below describes the objectives supported by each of the Manager’s primary compensation elements, along with an overview of the key design features of each element.

Compensation Element	What It Does	Key Measures
Base Salary	■Provides a level of fixed pay appropriate to an executive’s role and responsibilities ■Evaluated on an annual basis, may be adjusted up or down	■Experience, duties and scope of responsibility ■Internal and external market factors
Performance - Based Cash Incentive Bonus	■Provides a competitive annual cash incentive opportunity ■Links executives’ interests with stockholders’ interests ■Incentivizes and rewards superior individual and Company performance
■Based on achievement of both rigorous Company performance metrics (including core return on equity, core return on assets and operating expenses as percentage of average equity), together with individual performance objectives

NEO Pay Mix

The Manager’s executive compensation program is designed so that the majority of compensation is performance-based and “at-risk” to promote alignment of the NEOs’ interests with those of stockholders. In determining payout of the NEOs’ performance-based cash incentive bonuses (which represents the variable portion of their compensation packages), the Manager considered achievement of both rigorous performance metrics, including core return on equity, core return on assets, and operating expenses as a percentage of average equity, along with individual performance objectives. During 2017, Messrs. Votek, Finkelstein, Coffey, and Green received aggregate performance-based cash incentive bonuses of $23.9 million from the Manager.

Annaly Capital Management Inc. 2018 Proxy Statement	43

Compensation Paid by the Manager to the Named Executive Officers

The base salaries for the NEOs (which represent the fixed portion of their compensation packages) are reviewed annually and may be increased or decreased as the Manager deems appropriate. During 2017, Messrs. Finkelstein, Votek, Coffey and Green received aggregate salaries of $2.8 million from the Manager. On an aggregated basis, Messrs. Votek, Finkelstein, Coffey and Green received 10.3% of their total compensation in the form of base salaries and the remaining 89.7% in the form of performance-based cash incentive bonuses.

2017 NEO Fixed vs. Variable Pay Mix

How the Manager Makes Executive Compensation Decisions

In establishing and reviewing executive compensation packages, the Manager considers the nature and scope of each executive’s role and responsibilities, individual and Company performance, retention considerations and feedback from stakeholders, along with the market data, analyses and recommendations provided by external compensation consultants (as further described below under “Role of the Manager’s Compensation Consultants” and “Market Compensation Data”).

Role of the Manager’s Compensation Consultants

During 2017, the Manager retained Meridian Compensation Partners, LLC, FPL Associates, L.P. and Richter Associates, Inc. for advice and perspectives regarding market trends that may impact decisions about the Manager’s executive compensation program and practices.

Company Market Data

The Manager considers compensation data and practices of a group of peer companies (the “Peer Group”), as well as current market trends and practices generally, in developing appropriate compensation packages for the NEOs.

In determining the Peer Group, the Manager considers both industry and company-specific dynamics to identify the peers with which the Company competes for assets, stockholders and talent. As a result, the Manager focuses on peers within the mREIT industry, as well as asset management companies that manage mREITs, along with other asset managers and financial companies within relevant market capitalization and/or revenue bands. The Manager annually reviews the Peer Group and may update its composition to better reflect the Company’s competitive landscape or, if necessary, to account for corporate changes, including acquisitions and dispositions.

The Manager considers both industry and company- specific dynamics to identify the peers with which the Company competes for assets, stockholders and talent

COMPENSATION PEER GROUP

Affiliated Managers Group, Inc.	Fortress Investment Group LLC	Northern Trust Corporation
AGNC Investment Corp.	Franklin Resources, Inc.	Raymond James Financial, Inc.
Ameriprise Financial, Inc.	Invesco Ltd.	Starwood Property Trust, Inc.
Ares Capital Corporation	KKR & Co. L.P.	T. Rowe Price Group, Inc.
Ares Management, L.P.	Lazard Ltd	TD Ameritrade Holding Corporation
ARMOUR Residential REIT, Inc.	Legg Mason, Inc.	The Blackstone Group L.P.
E*TRADE Financial Corporation	Leucadia National Corporation	The Carlyle Group L.P.
Eaton Vance Corp.	New Residential Investment Corp.	Waddell & Reed Financial, Inc.

44	Annaly Capital Management Inc. 2018 Proxy Statement

Executive Compensation

PROPOSAL 02
Advisory Approval of Executive Compensation

The Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. The Company is providing this non-binding advisory vote pursuant to Section 14A of the Exchange Act.

As described in detail under the headings “Management Structure” and “Compensation Paid by the Manager to the Named Executive Officers” above and “Compensation Discussion and Analysis” below, the Company is externally-managed by the Manager pursuant to the Management Agreement between the Manager and the Company. The Manager is responsible for paying all compensation expense associated with managing the Company and its subsidiaries. The Company pays the Manager a management fee, and the Manager uses the proceeds from the management fee to pay compensation to the Manager’s personnel, including the NEOs other than Mr. Keyes (who does not receive any compensation for serving as the Company’s CEO, but has an interest in the management fee as an indirect equityholder of the Manager); however, the Company does not determine the compensation payable by the Manager to the NEOs, the Company does not allocate any specific portion of the management fee it pays to the compensation of the NEOs, nor does it reimburse the Manager for the cost of such compensation. The Manager makes all decisions relating to the compensation of the NEOs based on the factors the Manager determines to be appropriate, including both individual and Company performance, and subject to the terms of any employment agreement entered into between the Manager and an individual NEO.

The NEOs are eligible to receive equity awards pursuant to the Company’s equity incentive plan, which is administered by the Compensation Committee. No equity awards were made to any of the NEOs in 2017. In 2017, the Company did not pay any compensation to the NEOs.

The Board recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.”

While this vote is advisory and non-binding, the Board and Compensation Committee value the views of the Company’s stockholders and will consider the voting results when making compensation decisions regarding the Company’s equity incentive plans.

The Board recommends a vote FOR the Approval of this Resolution.

COMPENSATION DISCUSSION AND ANALYSIS

As discussed above, the Manager pays all of the compensation, including benefits, to its employees (including the NEOs other than Mr. Keyes). Although certain personnel (but none of the NEOs) are employed by the Company’s subsidiaries for regulatory or corporate efficiency reasons, all compensation and benefits paid to such personnel by the Company’s subsidiaries reduce, on a dollar-for-dollar basis, the management fee the Company pays to the Manager. The proceeds of the management fee are used in part to pay compensation to the Manager’s personnel, including the NEOs other than Mr. Keyes (who does not receive any compensation for serving as the Company’s CEO, but has an interest in the management fee as an indirect equityholder of the Manager); however, the Company does not determine the compensation payable by the Manager to the NEOs, the Company does not allocate any specific portion of the management fee it pays to the compensation of the NEOs, nor does it reimburse the Manager for the cost of such compensation.

Annaly Capital Management Inc. 2018 Proxy Statement	45

Executive Compensation

Accordingly, the Company did not pay any cash compensation to the NEOs, nor did the Company grant them any plan-based awards, for 2017. The Company does not provide the NEOs with pension benefits, perquisites or other personal benefits. The Company is not party to any employment agreements entered into between the Manager and individual NEOs, and it does not have any arrangements to pay such individuals any cash severance upon their termination or a change in control of the Company. As a result, no compensation is includable in the Summary Compensation Table for the NEOs.

Pursuant to the terms of the Management Agreement, the Company pays the Manager a monthly management fee equal to 1/12th of 1.05% of the Company’s stockholders’ equity, as defined in the Management Agreement, for its management services, which was approximately $164.3 million during the year ended December 31, 2017.

The Manager, which is a private company that is not subject to the disclosure requirements of the SEC, has sole discretion to determine the compensation it pays to its employees, including the NEOs. The Manager makes all compensation determinations for its employees without any direction by the Board and without reference to any specific policies or programs under the oversight of the Board. The Manager compensates its employees (including the NEOs) for a variety of services performed for the benefit of the Manager. Thus, the compensation paid by the Manager to its employees who are serving as the Company’s NEOs is not considered to be part of the Company’s executive compensation program.

Consideration of “Say-on-Pay” Voting Results

At the Company’s 2017 Annual Meeting, 69% of the votes cast supported the Company’s Say-on-Pay vote. While the Say-on-Pay vote received majority support, the Compensation Committee was disappointed with the percentage of votes cast against the proposal and the Company redoubled its engagement efforts in order to understand the information stockholders need to evaluate the alignment between NEO pay and Company performance. These efforts included:

■

Outreach to investors representing approximately 72% of shares held by institutional stockholders, including 92% of the Company’s 50 largest stockholders and 96% of the Company’s 25 largest stockholders

■	Analysis of market practices at peer companies
■	Advice from compensation consultants
■	Attendance at investor conferences
■	Discussions with proxy advisory services and corporate governance research firms

During the course of this review, the Company identified that certain stockholders and other key stakeholders would like the Company to disclose the magnitude of NEO compensation and the proportion of variable NEO pay to facilitate an informed evaluation of the Manager’s executive compensation program. In order to address these concerns, the Manager has provided the Company with detailed quantitative information about its executive compensation program for inclusion in this Proxy Statement. For additional details, please see “Compensation Paid by the Manager to the Named Executive Officers – 2018 Changes” above.

The Company reached out to 92% of its 50 largest stockholders

The Company and the Board will continue to consider the outcome of future Say-on-Pay votes, as well as stockholder feedback received throughout the year, and invite stockholders to express their views to the Independent Directors as described under “Communications with the Board.”

46	Annaly Capital Management Inc. 2018 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION POLICIES

Stock Ownership Guidelines/Commitments

Position	Number of Individuals	Annaly Stock Ownership Guideline/Commitment	Timeframe to Meet Guideline/Commitment
Chief Executive Officer(1)	1	$15,000,000	July 2020
Other Operating Committee Members(2)	9	30% of Annual Total Compensation	5 years
Managing Directors	23	20% of Annual Total Compensation	5 years
Director-Level Employees	28	10% of Annual Total Compensation	5 years
Total	61
(1)

In July 2017, Mr. Keyes voluntarily committed to increase his stock ownership position beyond his Board-approved ownership guideline of $10 million. Mr. Keyes has pledged to meet his enhanced $15 million commitment solely through additional open market purchases of the Company’s common stock.

(2)

In July 2017, other members of senior management (including the CIO, CCO, CFO and CLO) voluntarily committed to increase their stock ownership positions beyond the guideline of 30% of annual total compensation adopted by the Board. Like Mr. Keyes, these officers have agreed to achieve their increased stock ownership commitments by July 2020 solely through open market purchases of the Company’s common stock.

These stock ownership guidelines apply to more than 40% of the Manager’s employees. As of March 31, 2017, all such individuals either met or, within the applicable period, are expected to meet the stock ownership guidelines.

Stock Holding Period

Under a policy adopted by the Compensation Committee in 2016, the Manager’s employees (including the executive officers) are required to hold for a period of four years the net after-tax shares of Company stock they receive through stock option exercises or vesting of equity incentive awards.

The NEOs voluntarily committed to increase their NLY positions beyond the amounts stated under their ownership guidelines

Prohibition on Hedging Company Securities

The Company has a policy prohibiting the Manager’s employees (including the executive officers) from engaging in any hedging transactions with respect to Company securities held by them, which includes the purchase of any financial instrument (including forward contracts and zero cost collars) designed to hedge or offset any decrease in the market value of Company securities.

Prohibition on Pledging Company Securities

The Company has a policy prohibiting the Manager’s employees (including the executive officers) from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Risks Related to Compensation Policies and Practices

As discussed above in “Management Structure,” the Compensation Committee is not entitled to approve compensation decisions made by the Manager and the Manager does not consult with the Compensation Committee prior to making any such decisions. Therefore, the Compensation Committee has no compensation policies or practices applicable to, or decision-making role regarding, the manner in which the Manager uses the management fee to cover its operating expenses, including employee compensation. However, in connection with the Compensation Committee’s administration of the Company’s equity incentive plan, the Committee conducts an annual risk assessment of the Company’s compensation policies and practices applicable to such plan. In 2017, the Compensation Committee determined that these compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Annaly Capital Management Inc. 2018 Proxy Statement	47

Executive Compensation

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Donnell A. Segalas (Chair)	Jonathan D. Green	E. Wayne Nordberg	John H. Schaefer	Vicki Williams

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The Company did not pay any compensation to the NEOs with respect to the years ended December 31, 2017, December 31, 2016 or December 31, 2015.

Grants of Plan-Based Awards

The Company did not grant the NEOs any plan based awards in 2017.

Outstanding Equity Awards at Fiscal Year-End

None of the NEOs had outstanding equity awards at December 31, 2017.

Options Exercised and Stock Vested

No options were exercised and no stock vested for the NEOs during 2017.

The Company did not pay any cash or equity compensation to the NEOs for 2017. The Company does not provide them with pension benefits, perquisites or other personal benefits.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not provide the NEOs with any benefits pursuant to defined benefit plans and nonqualified deferred compensation plans.

Potential Payments upon Termination or Change in Control

The Company is not responsible for any amounts payable or any additional vesting of outstanding equity awards for any termination of service by any of the NEOs. No amounts would have been payable by the Company to any of the NEOs upon a change in control as of December 31, 2017.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised solely of the following Independent Directors: Messrs. Segalas (Chair), Green, Nordberg and Schaefer and Ms. Williams. None of them is serving or has served as an officer or employee of the Company or any affiliate or has any other business relationship or affiliation with the Company, except his service as a Director, and there are no other Compensation Committee interlocks that are required to be reported under the rules and regulations of the Exchange Act.

CEO PAY RATIO

Effective July 1, 2013, all of the Company’s employees were terminated by the Company and were hired by the Manager. However, a limited number of employees remain as employees of the Company’s subsidiaries for regulatory or corporate efficiency reasons. All compensation and benefits paid to such personnel by the Company’s subsidiaries reduce, on a dollar-for-dollar basis, the management fee the Company pays to the Manager. At December 31, 2017, the Company’s measurement date for identifying the median employee, the Company’s subsidiaries had six full-time employees (and no part-time employees). The Company chose total compensation in accordance with the requirements of the Summary Compensation Table as its consistently applied compensation measure to identify the median employee. The Company’s median employee compensation as calculated using the Summary Compensation Table requirements was $229,408 in 2017. The Company does not provide any compensation to the CEO. As a result, the CEO to median employee pay ratio is not applicable.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

48	Annaly Capital Management Inc. 2018 Proxy Statement

Audit Committee Matters

PROPOSAL 03
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm.

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young” or “E&Y”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and stockholders are being asked to ratify the selection at the Annual Meeting as a matter of good corporate governance. Ernst & Young has served as Annaly’s independent registered public accounting firm since 2012. In appointing Ernst & Young, the Audit Committee considered a number of factors, including Ernst & Young’s independence, objectivity, level of service, industry knowledge, technical expertise, and tenure as the independent auditor. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Ernst & Young is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the stockholders best interest.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year 2018.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which it reviews annually, and a brief description of the Audit Committee’s primary responsibilities is included under the heading “Board Committees – Audit Committee” in this Proxy Statement. Under the Audit Committee’s charter, management is responsible for the preparation of the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditors

The Audit Committee has reviewed and discussed Annaly’s audited financial statements with management and with Ernst & Young, the Company’s independent auditor for 2017.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board, including matters concerning Ernst & Young’s independence.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

The foregoing report has been furnished by the Audit Committee:

Kevin P. Brady (Chair)	Michael Haylon	E. Wayne Nordberg	John H. Schaefer	Vicki Williams

Annaly Capital Management Inc. 2018 Proxy Statement	49

Audit Committee Matters

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed for 2017 and 2016 by E&Y for each of the following categories of services are set forth below:

Service Category	2017	2016
Audit(1)	$2,498,876	$2,416,392
Audit-Related(2)	61,000	30,000
Tax(3)	232,000	239,900
All Other(4)	–	–
Total	$2,791,876	$2,686,292
(1)

Audit fees primarily relate to integrated audits of the Company’s annual consolidated financial statements and internal control over financial reporting under Sarbanes-Oxley Section 404, reviews of the Company’s quarterly consolidated financial statements, audits of the Company’s subsidiaries’ financial statements and comfort letters and consents related to SEC registration statements.

(2)

Audit-Related fees are primarily for assurance and related services that are traditionally performed by the independent registered public accounting firm and include due diligence and accounting consultations.

(3)	Tax fees are primarily for preparation of tax returns and compliance services and tax consultations.
(4)	All Other fees are for those services not described in one of the other categories.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by the independent registered public accounting firm. The Audit Committee retained E&Y to provide certain non-audit services in 2017, all of which were pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approved the use of E&Y for the following categories of non-audit services:

■	accounting consultations on matters addressed during the audit or interim reviews
■	agreed upon procedures in connection with financing arrangements of certain Company subsidiaries
■	tax compliance and consultations

The Audit Committee determined that the provision by E&Y of these non-audit services is compatible with E&Y maintaining its independence.

In addition to the non-audit services described above, the Audit Committee also pre-approved certain audit services, including comfort letters and consents related to SEC registration statements and review of SEC comment letters.
The Audit Committee requires the lead audit partner to be rotated every five years and is involved in selecting each new lead audit partner

The Company understands the need for E&Y to maintain objectivity and independence as the auditor of its financial statements and internal control over financial reporting. In accordance with SEC rules, the Audit Committee requires the lead E&Y partner assigned to Annaly’s audit to be rotated at least every five years, and the Audit Committee and its chair is involved in selecting each new lead audit partner. The Audit Committee approved the hiring of E&Y to provide all of the services detailed above prior to such independent registered public accounting firm’s engagement. None of the services related to the Audit-Related Fees described above was approved by the Audit Committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the SEC.

50	Annaly Capital Management Inc. 2018 Proxy Statement

Stock Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 26, 2018 relating to the beneficial ownership of the Company’s common stock by (i) each NEO, (ii) each Director and nominee for Director, (iii) all executive officers and Directors as a group, and (iv) all persons that the Company knows beneficially own more than 5% of its outstanding common stock. Knowledge of the beneficial ownership of the Company’s common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Kevin G. Keyes	984,779	*
Glenn A. Votek	93,597	*
David L. Finkelstein	300,000	*
Timothy P. Coffey	38,000	*
Anthony C. Green	101,000	*
Kevin P. Brady(4)	260,836	*
Francine J. Bovich	76,574	*
Wellington J. Denahan	2,198,414	*
Katie Beirne Fallon(5)	–	*
Jonathan D. Green	214,778	*
Michael Haylon	154,028	*
E. Wayne Nordberg(6)	231,278	*
John H. Schaefer	108,679	*
Donnell A. Segalas(7)	259,386	*
Vicki Williams(5)	–	*
All executive officers and Directors as a group (15 people)	5,021,349	*
BlackRock, Inc.(8)	98,137,061	8.5%
The Vanguard Group, Inc.(9)	97,590,302	8.4%
*	Represents beneficial ownership of less than one percent of the common stock.
(1)

The business address of each Director and NEO is c/o Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036. To the best of the Company’s knowledge, each stockholder listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

(2)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person, or such group of persons, has the right to acquire within 60 days of the date of determination. The Company has also included shares of common stock underlying vested options. The shares of common stock underlying vested options included in the above table are as follows: Kevin P. Brady 42,500 shares; Wellington J. Denahan 400,000 shares; Jonathan D. Green 90,000 shares; Michael Haylon 75,000 shares; E. Wayne Nordberg 90,000 shares; and Donnell A. Segalas 77,500 shares. The DSUs included in the above table are as follows: Kevin P. Brady 72,436 DSUs; Francine J. Bovich 63,074 DSUs; Jonathan D. Green 79,028 DSUs; Michael Haylon 79,028 DSUs; E. Wayne Nordberg 79,028 DSUs; John H. Schaefer 42,636 DSUs; and Donnell A. Segalas 72,436 DSUs.

(3)

For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or group of persons has the right to acquire within 60 days, including vested options and DSUs, are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the class owned by such person or group of persons, but are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by any other person or group of persons.

(4)

Includes: (i) 48,750 shares owned by the Kevin P. Brady Family Trust, (ii) 42,500 shares owned by Mr. Brady’s wife, (iii) 1,500 shares owned by Mr. Brady’s daughters, and (iv) 9,000 shares owned by Mr. Brady’s mother. Mr. Brady disclaims beneficial ownership of these 101,750 shares.

(5)	Appointed to the Board effective January 1, 2018.
(6)	Includes: (i) 10,000 shares owned by the Olivia Nordberg Trust and (ii) 9,000 shares owned by Mr. Nordberg’s spouse.
(7)

Includes: (i) 3,000 shares owned by the Hercules Segalas Irrevocable Trust, (ii) 900 shares owned by Mr. Segalas’s daughters, and (iii) 2,100 shares owned by the Katherine Lacy Segalas Devlin Irrevocable Trust. Mr. Segalas disclaims beneficial ownership of these 6,000 shares.

Annaly Capital Management Inc. 2018 Proxy Statement	51

Stock Ownership Information

(8)

BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, as a parent holding company or control person of certain named funds (“BlackRock”), filed a Schedule 13G/A on January 29, 2018 reporting, as of December 31, 2017, beneficially owning 98,137,061 shares of common stock with the sole power to vote or to direct the vote of 88,472,142 shares of common stock and the sole power to dispose or to direct the disposition of 98,137,061 shares of common stock. This information is based solely on information contained in the Schedule 13G/A filed by Blackrock.

(9)

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, as a parent holding company or control person of certain named funds (“Vanguard”), filed a Schedule 13G/A on February 12, 2018 reporting, as of December 31, 2017, beneficially owning 97,590,302 shares of common stock with the sole power to vote or to direct the vote of 934,888 shares of common stock, the shared power to vote or to direct the vote of 470,621 shares of common stock, the sole power to dispose or to direct the disposition of 96,290,492 shares of common stock and the shared power to dispose or to direct the disposition of 1,299,810 shares of common stock. This information is based solely on information contained in the Schedule 13G/A filed by Vanguard.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that based solely on its review of the reports filed during the fiscal year ended December 31, 2017 and on the written representations of those filing reports, all Section 16(a) forms required to be filed by Annaly’s executive officers, Directors and beneficial owners of more than ten percent of its common stock were filed on a timely basis and in compliance with Section 16(a) of the Exchange Act.

52	Annaly Capital Management Inc. 2018 Proxy Statement

Other Information

ACCESS TO FORM 10-K

On written request, the Company will provide without charge to each record or beneficial holder of the Company’s common stock as of the close of business on March 26, 2018 (the “Record Date”) a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC. You should address your request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036 or email your request to investor@annaly.com.

You may also access such report on Annaly’s website, www.annaly.com, under “Investors - SEC Filings.”

STOCKHOLDER PROPOSALS

Any stockholder intending to propose a matter for consideration at the Company’s 2019 Annual Meeting and have the proposal included in the proxy statement and form of proxy for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals (Rule 14a-8 of the Exchange Act), submit the proposal in writing no later than December 11, 2018.

Pursuant to the Company’s current Amended and Restated Bylaws (“Bylaws”), any stockholder intending to nominate a Director or present a proposal at an annual meeting of stockholders that is not intended to be included in the Proxy Statement for such annual meeting must provide written notification not later than 5:00 p.m. Eastern Time on the date that is 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than 150 days prior to the first anniversary of the date of the Proxy Statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at the 2019 Annual Meeting must provide written notification of such proposal by December 11, 2018, but in no event earlier than November 11, 2018.

Any such nomination or proposal should be sent to Chief Legal Officer and Secretary, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036 and, to the extent applicable, must include the information required by the Company’s Bylaws.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q	When and where is the Annual Meeting?

A	The Annual Meeting will be held on May 23, 2018, at 9:00 a.m. (Eastern Time) online at www.virtualshareholdermeeting.com/NLY2018. If you plan to attend the Annual Meeting online, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials.

Q	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A	The SEC has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit the Company to furnish proxy materials, including this Proxy Statement and the Annual Report, to stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice, which will be mailed to stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may authorize your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of the Company’s proxy materials, you should follow the instructions for requesting such materials printed on the Notice.

Annaly Capital Management Inc. 2018 Proxy Statement	53

Other Information

Q	Can I vote my shares by filling out and returning the Notice?

A	No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone or how to vote at the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Q	Who is entitled to vote at the Annual Meeting?

A	Only common stockholders of record as of the close of business on the Record Date (March 26, 2018) are entitled to vote at the Annual Meeting.

Q	How can I vote my shares?

A	You may vote online during the Annual Meeting prior to the closing of the polls at www.virtualshareholdermeeting.com/NLY2018, or by proxy via Internet (www.proxyvote.com), telephone (1-800-690-6903), or by completing and returning your proxy card. The Company recommends that you vote by proxy even if you plan to virtually attend the Annual Meeting as you can always change your vote online at the meeting. You can authorize a proxy to vote via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, May 22, 2018, the day before the meeting date.

Q	What quorum is required for the Annual Meeting?

A	A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, in person or by proxy. On the Record Date there were 1,159,657,350 outstanding shares of the Company’s common stock, each entitled to one vote per share. Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the Company expects that the Annual Meeting will be adjourned to solicit additional proxies.

Q	What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

A	Proposal		Vote Required	Discretionary Voting Allowed?	Board Recommendation
	(1)	Election of Directors listed herein	Majority	No	FOR
	(2)	Advisory approval of executive compensation	Majority	No	FOR
	(3)	Ratification of the appointment of Ernst & Young for 2018	Majority	Yes	FOR

“Majority” means (a) with regard to an uncontested election of Directors, the affirmative vote of a majority of total votes cast for and against the election of each Director; and (b) with regard to the advisory approval of executive compensation and the ratification of the appointment of Ernst & Young, a majority of the votes cast at the Annual Meeting.

“Discretionary voting” occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which the rules of the NYSE permit such bank, broker, or other holder of record to vote (“routine matters”). When banks, brokers, and other holders of record are not permitted under the NYSE rules to vote the beneficial owner’s shares on a proposal (“non-routine matters”), if you do not provide voting instructions, your shares will not be voted on such proposal. This is referred to as a broker “non-vote.”

For each of the proposals above, you can vote or authorize a proxy to vote “FOR,” “AGAINST” or “ABSTAIN.”

Q	What is the effect of abstentions and broker “non-votes” on the proposals submitted at the Annual Meeting?

A	Abstentions will have no effect on any of the proposals submitted at the Annual Meeting.

Broker “non-votes”, if any, will have no effect on Proposal 1 or Proposal 2, and are not applicable to Proposal 3.

54	Annaly Capital Management Inc. 2018 Proxy Statement

Other Information

Q	How will my shares be voted if I do not specify how they should be voted?

A	Properly executed proxies that do not contain voting instructions will be voted as follows:

(1)	Proposal No. 1: FOR the election of each Director nominee listed herein;

(2)	Proposal No. 2: FOR the approval, on a non-binding and advisory basis, of the Company’s executive compensation; and

(3)	Proposal No. 3: FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.

The Company officers you authorize as proxies may exercise their proxy and vote your shares for one or more postponements or adjournments of the Annual Meeting, including postponements or adjournments to permit further solicitations of proxies.

Q	What do I do if I want to change my vote?

A	You may revoke a proxy at any time before it is exercised by filing a duly executed revocation of proxy, by submitting a duly executed proxy with a later date, using the phone or online voting procedures, or by participating in the Annual Meeting via live webcast and voting online during the Annual Meeting prior to the closing of the polls. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Virtual attendance at the Annual Meeting without voting online will not itself revoke a proxy.

Q	How will voting on any other business be conducted?

A	Other than the three proposals described in this Proxy Statement, the Company knows of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the meeting, your signed proxy card authorizes Kevin G. Keyes, Chairman, Chief Executive Officer and President, and Anthony C. Green, Chief Legal Officer and Secretary, or either of them acting alone, to vote on those matters in their discretion.

Q	Who will count the vote?

A	Representatives of American Election Services, LLC, the independent inspector of elections, will count the votes.

Q	How can I participate in the Annual Meeting?

A	All stockholders of record as of the Record Date can attend the Annual Meeting online at www.virtualshareholdermeeting.com/NLY2018. An audio broadcast of the Annual Meeting will also be available to stockholders by telephone toll-free at 1-877-328-2502. Please note that listening to the audio broadcast will not be deemed to be attending the Annual Meeting, and you cannot vote from such audio broadcast. If you plan to attend the Annual Meeting online or listen to the telephonic audio broadcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Online check-in will begin at 8:30 a.m. (Eastern Time), and you should allow ample time for online check-in procedures. If you wish to watch the webcast at a location provided by the Company, the Company’s Maryland counsel, Venable LLP, will air the webcast at its offices located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202. Please note that no members of management or the Board will be in attendance at this location. If you wish to view the Annual Meeting via webcast at Venable LLP’s office, please complete the Reservation Request Form found at the end of this Proxy Statement. In addition, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport to Venable LLP’s offices.

Q	What is the pre-meeting forum and how can I access it?

A	One of the benefits of the online Annual Meeting format is that it allows the Company to communicate more effectively with its stockholders via a pre-meeting forum that you can access by visiting www.proxyvote.com. Through use of the pre-meeting forum, stockholders can submit questions in advance of the Annual Meeting and view copies of the Company’s proxy materials. The Company will respond to as many inquiries at the Annual Meeting as time allows.

Annaly Capital Management Inc. 2018 Proxy Statement	55

Other Information

Q	Why is the Company holding the Annual Meeting online?

A	After years of declining attendance by stockholders at Annaly’s in-person annual meetings, the Company is moving to an online format for this year’s Annual Meeting to enable increased attendance and participation from locations around the world and reduce costs for both the Company and stockholders. This approach also aligns with the Company’s broader sustainability goals.

Q	What if I have difficulties accessing the pre-meeting forum or locating my 16-digit control number prior to the day of the Annual Meeting on May 23, 2018?

A	Prior to the day of the Annual Meeting on May 23, 2018, if you need assistance with your 16-digit control number and you hold your shares in your own name, please call toll-free 1-866-232-3037 in the United States or 1-720-358-3640 if calling from outside the United States If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.

Q	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

A	If you encounter any difficulties accessing the live webcast of the Annual Meeting during the check-in or during the Annual Meeting itself, including any difficulties with your 16-digit control number, please call toll-free 1-855-449-0991 in the United States or 1-720-378-5962 if calling from outside the United States, for assistance. Technicians will be ready to assist you beginning at 8:30 a.m. Eastern Time with any difficulties.

Q	How will the Company solicit proxies for the Annual Meeting?

A	The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of mail, but Directors, executive officers and employees, who will not be specially compensated, may solicit proxies from stockholders by telephone, facsimile or other electronic means or in person. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

The Company has retained Georgeson Inc., a proxy solicitation firm, to assist it in the solicitation of proxies in connection with the Annual Meeting. The Company will pay Georgeson a fee of $15,000 for its services. In addition, the Company may pay Georgeson additional fees depending on the extent of additional services requested by the Company and will reimburse Georgeson for expenses Georgeson incurs in connection with its engagement by the Company. In addition to the fees paid to Georgeson, the Company will pay all other costs of soliciting proxies.

Stockholders have the option to vote over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and access charges for which you will be responsible.

Q	What is “Householding” and does Annaly do this?

A	“Householding” is a procedure approved by the SEC under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of a company’s Proxy Statement and Annual Report unless one or more of these stockholders notifies the company or their respective bank, broker or other intermediary that they wish to continue to receive individual copies. The Company engages in this practice as it reduces printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate Annual Report or Proxy Statement, he, she or it may request it by writing to Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036, Attention: Investor Relations, by emailing investor@annaly.com, or by calling 212-696-0100, and the Company will promptly deliver the requested Annual Report or Proxy Statement. If a stockholder of record residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he, she or it may contact the Company in the same manner. If you are an eligible stockholder of record receiving multiple copies of the Company’s Annual Report and Proxy Statement, you can request householding by contacting the Company in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the bank, broker or other nominee.

56	Annaly Capital Management Inc. 2018 Proxy Statement

Other Information

Q	Could the Annual Meeting be postponed or adjourned?

A	If a quorum is not present or represented, the Company’s Bylaws permit the chairman of the meeting to postpone or adjourn the Annual Meeting, without notice other than an announcement at the Annual Meeting.

Q	Who can help answer my questions?

A	If you have any questions or need assistance voting your shares or if you need copies of this Proxy Statement or the proxy card, you should contact:

Annaly Capital Management, Inc. 1211 Avenue of the Americas New York, NY 10036 Phone: 1-888-8 ANNALY Facsimile: (212) 696-9809 Email: investor@annaly.com Attention: Investor Relations

The Company’s principal executive offices are located at the address above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the NYSE, which is located at 20 Broad Street, New York, NY 10005.

Annaly’s website is www.annaly.com. The Company makes available on this website under “Investors - SEC Filings,” free of charge, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC.

Annaly Capital Management Inc. 2018 Proxy Statement	57

2018 ANNUAL MEETING OF STOCKHOLDERS
RESERVATION REQUEST FORM

If you wish to view Annaly Capital Management, Inc.’s 2018 Annual Meeting of Stockholders webcast at the offices of Venable LLP (located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202), please complete the following information and return to Anthony C. Green, Chief Legal Officer and Secretary, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036. Please note that no members of management or of the Board of Directors will be present at Venable LLP’s offices. In addition, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport to Venable LLP’s offices.

Your name and address:

Number of Shares of NLY Common Stock You Hold:

If the shares listed above are not registered in your name, please identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Registered Stockholder:
(Name of Your Bank, Broker or Other Nominee)

THIS IS NOT A PROXY CARD

ANNALY CAPITAL MANAGEMENT, INC.
1211 AVENUE OF THE AMERICAS
NEW YORK, NY 10036
ATTN: GLENN A. VOTEK

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NLY2018

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E38745-P03314	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ANNALY CAPITAL MANAGEMENT, INC.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors

	Nominees:		For	Against	Abstain
	1a.	Wellington J. Denahan	☐	☐	☐
	1b.	Michael Haylon	☐	☐	☐
	1c.	Donnell A. Segalas	☐	☐	☐
	1d.	Katie Beirne Fallon	☐	☐	☐
	1e.	Vicki Williams	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

The Board of Directors recommends you vote FOR proposal 2:		For	Against	Abstain
2.	Advisory approval of the company's executive compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3:
3.	Ratification of the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

NOTE: Voting items may include such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annaly Capital Management, Inc.
1211 Avenue of the Americas
New York, NY 10036

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2017 ANNUAL REPORT TO STOCKHOLDERS and 2018 NOTICE & PROXY STATEMENT are available at www.proxyvote.com.

E38746-P03314

Annaly Capital Management, Inc.
Annual Meeting of Stockholders
May 23, 2018
This proxy is solicited by the Board of Directors

Revoking all prior proxies, the undersigned hereby appoints Kevin G. Keyes and Anthony C. Green, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Annaly Capital Management, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, which will be a completely virtual meeting conducted via live webcast to be held at 9:00 a.m., Eastern Time, on Wednesday, May 23, 2018 at www.virtualshareholdermeeting.com/NLY2018, and at any adjournment thereof as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

The shares represented by this proxy when properly executed, will be voted as directed. If no directions are given, this proxy will be voted in accordance with the Board of Directors' recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Address Changes/Comments:

(If you noted any address change and/or comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side